Leader Mining International Inc.

                          MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding "MOU" is made and entered into on this 20th day of October, 1999 by and among:

LEADER MINING INTERNATIONAL INC. a corporation incorporated under the laws of the province of Alberta and having an office at 530, 400 Fifth Avenue S.W., Calgary, Alberta, T2P 0L6. "Leader"

KOREA RESOURCES CORPORATION a corporation incorporated under the law of Korea and having an office at 686-48 Shindaebang Dong, Dongjak-ku, Seoul 156-706, Korea.

This MOU does not intend to bind both parties legally.

Leader Mining International Inc. (Leader) is entering into a Joint Venture Agreement with Korea Resources Corporation (Kores) for the exploration and subsequent exploitation of any mineral deposits known or discovered on mineral properties in which leader has interests and which cover 860 sq.km. surrounding Knife Lake in the Scimitar Complex in the Northern Mining District of the province of Saskatchewan, Canada (Property). Kores may earn up to 50% working interest in the Property by making cash payments totaling $1,200,000 to Leader and funding exploration expenditures totaling $4,000,000 over a four year period.

1. Earn-In Requirements

To earn the interest set forth below, Kores must make the following payments to Leader on or before the dates indicated and fund the following expenditures by the dates indicated:

PAYMENT DATE        PAYMENT        EXPENDITURES        CUMULATIVE     INTEREST
                                   BY DATE             AMOUNT SPENT   EARNED

Effective Date      $300,000       $1,000,000 on or    $1,300,000     20.00%
                                   before 1st
                                   Anniversary Date

1st Anniversary     $300,000       $1,000,000 on or    $2,600,000     33.33%
Date                               before 2nd
                                   Anniversary Date

2nd Anniversary     $300,000       $1,000,000 on or    $3,900,000     42.86%
Date                               before 3rd
                                   Anniversary Date

3nd Anniversary     $300,000       $1,000,000 on or    $5,200,000     50.00%
                                   before 4th
                                   Anniversary Date


Leader will also grant to Kores the option to acquire, on or before the second anniversary, 500,000 common shares of Leader at a price of $1.00 per share.

The Effective Date will occur when certain conditions precedent are met including the receipt by Kores of approval from the Korean government and the Korean central bank, and the receipt by Leader of approval from the Alberta Stock Exchange.

2. Vesting

     (a) If Kores fails to either make the initial $300,000 payment or fund expenditures of $1,000,000 on or before the first anniversary of the Joint Venture Agreement, then the Agreement will terminate, Kores will earn no interest, and neither party shall have any further obligations.

     (b) If on or after the first anniversary date Kores fails to make any payment required or fails to fund the expenditures prior to the next anniversary date, then Kores will be deemed to have terminated its earn-in option and will retain only that interest which is relevant to the cumulative amount it has spent as described above.

3. Joint Venture

     (a) A Joint Venture will be formed with Leader contributing its interests in the Property. The Joint Venture will be governed by a management committee on which Kores will have the controlling vote during the earn-in period. Thereafter, voting will be in proportion to the parties' participating interests.

     (b) After the earn-in period, a standard dilution formula will apply to either party who elects not to contribute its pro-rata share of expenditures in the Joint Venture.

     (c) If either party's interest falls to 15% then its interest will be converted to a 1% Net Smelter Return Royalty (NSR) and thereafter such party will have no further rights or interest in the Property except for the NSR.

          The non-reduced party will have the right to purchase the NSR for $1,000,000.

     (d) If either party having at least a 25% interest declines to participate in the development of a mineral deposit recommended for development, then its interest will convert to a 25% carried interest in the Property which will entitle it to receive 25% of production (net of operating cost) after exploitation begins, subject to the contributing parties first recovering 200% of the incurred development costs.

     (e) Within 30 days after the start of commercial production, Kores will pay to Leader a completion bonus of $300,000.

4. Operatorship

     (a) Leader will be the Operator during the earn-in period. Leader will resign as Operator in favour of Kores at Kores request after the second anniversary of the Joint Venture Agreement.

     (b) Leader will provide office space and general office support services for up to 2 Kores representatives at no cost to Kores (except for telephone, facsimile, and all other out of pocket expenses) for a period of 2 years from the date of signing the Joint Venture Agreement.

     (c) Kores may assign up to two qualified representatives to perform work for the Operator and shall be entitled to record $25,000 per quarter as exploration expenditures for these personnel.

5. Records

Leader agrees to make available to Kores all pertinent records and exploration work pertaining to the Property upon signing the contemplated Joint Venture Agreement.

6. Pre-Emptive Rights

Each of the parties will have a pre-emptive right to purchase any interest of the other party that the other party wishes to sell.

7. Area of Mutual Interest

If either Kores or Leader acquires any properties or lands for mineral exploration within 50 kilometers of the Property boundary, at the election of the other party such property or lands shall become part of the Property subject to the Joint Venture Agreement.

8. Joint Venture Agreement

The parties will diligently prepare a formal Joint Venture Agreement by November 15, 1999. The Agreement will supercede this Memorandum of Understanding and fully describe the Joint Venture relationship between Kores and Leader.

LEADER MINING INTERNATIONAL INC.                  KORES RESOURCES CORPORATION


Per:/s/                                           Per:/s/
Authorized Signatory                              Authorized Signatory

Date:     Oct. 20, '99                            Date:     Oct. 20, '99

                            JOINT VENTURE AGREEMENT


                                  made between


                        LEADER MINING INTERNATIONAL INC.


                                      and

                               KORES CANADA CORP.



                               in respect of the


                    KNIFE LAKE PROJECT, SASKATCHEWAN, CANADA

                  Dated as of the 10th a day of November, 1999

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

                               TABLE OF CONTENTS
                                                                           Page

                                   ARTICLE 1
                                 INTERPRETATION

Definitions                                                                1
Included words                                                             9
Headings                                                                   9
References                                                                 9
Currency                                                                   9
Interest                                                                   9
Statutes                                                                   9
Schedules                                                                  9
Governing Law                                                              10
Severability                                                               10

                                   ARTICLE 2
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations, Warranties and Covenants of Leader and Kores              10
Representations, Warranties and Covenants of Leader                        10
Covenants of Leader                                                        12
Survival of Representations, Warranties and Covenants                      13


                                   ARTICLE 3
                               EARN - IN PROGRAMS

Conditions Precedent                                                       13
Earn-in Option                                                             14
Earn-in Requirements                                                       14
Termination During First Year                                              14
Termination After First Year                                               15
Report of Expenditures                                                     15
Payments to Leader                                                         15
Funding of Expenditures                                                    16
Share Option                                                               16


                                   ARTICLE 4
                                 JOINT VENTURE

Formation and Scope                                                        16
Transactions in Name of Joint Venture                                      16
No Partnership                                                             17
Liability for Costs                                                        17

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

Interest of Participants                                                   17
Participants' Rights to Conduct Other Business                             17
No Right of One Participant to Bind the Other                              18
Bankruptcy of a Participant                                                18


                                   ARTICLE 5
                           INTERESTS OF PARTICIPANTS

Interests                                                                  19
Dilution Formula                                                           19
Multiple Participants                                                      19
Dilution and Conversion to a Net Smelter Return Royalty                    19
Net Smelter Return Royalty Calculation and Payment                         20
Net Smelter Return Royalty Purchase Option                                 20


                                   ARTICLE 6
                                    OPERATOR

Rights and Powers of the Operator                                          20
Resignation  of the Operator                                               21
Duties and Obligations of the Operator                                     21
Non-Performance By the Operator                                            22
Delivery of Assets by Former Operator to Successor Operator                23
Termination of Joint Venture If No Operator                                23
Indemnification  of  Operator                                              23
No  Indemnification  for Gross  Negligence                                 23
Certain Acts of the Operator Not Negligence                                23
Indemnification in Proportion to Interests                                 24
No Liability for Special Damages                                           24
Emergency Expenditures                                                     24
Kores Contributions                                                        24

                                   ARTICLE 7
                                    PROGRAMS

Expenditures to Be Incurred Under Programs                                 25
Election To Participate in Programs                                        25
Effect of  Election to Not  Contribute                                     25
Operator  Not to Proceed Unless Program Is Fully Funded                    25
Obligation To Pay Expenditures and Overruns                                26
Procedures For Payment                                                     26
Meeting Required to Approve Excess Program Overruns                        26
Effect of Default in Paying  Expenditures                                  26
Program For a Feasibility Report                                           27
Participant's Feasibility Report                                           27

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

Favourable Feasibility Report                                              27
Provision of Security                                                      27


                                   ARTICLE 8
                               PRODUCTION PROGRAM

Delivery of Proposed Production Program                                    27
Production Program to Proceed                                              28
Obligation to Pay Production Program Costs and Overruns                    29
Procedures For Payment                                                     29
Meeting Required To Approve Excess Production Program Cost Overruns        29
Curtailment of Production Program                                          29
Effect of Default in Paying Production Program Costs                       30
Operator's Right to Curtail Production Program Upon Default                30
Completion Bonus                                                           30


                                   ARTICLE 9
                                OPERATING PLANS

Obligation to Pay Operating Costs and Overruns                             30
Operating Plans                                                            30
Excess Operating Cost Overruns                                             31
No Agreement on Operating Plans                                            31
Payment of Operating Costs                                                 31
Effect of Default in Paying Operating Costs                                31
Participant May Require Operations To Be Shut Down                         32
Resumption of Operations                                                   32


                                   ARTICLE 10
                              MANAGEMENT COMMITTEE

Management Committee                                                       32
Members                                                                    32
Time and Place of  Meetings                                                33
Resolutions  in Writing                                                    33
Quorum                                                                     33
Voting                                                                     33
Secretary and Records                                                      34

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.



                                   ARTICLE 11
                           DISPOSITION OF PRODUCTION

Taking in Kind                                                             34
Valuing Mineral Products                                                   34
Right to Share of Production                                               34
Non-Arm's Length Sale of Product                                           35


                                   ARTICLE 12
                            CONFIDENTIAL INFORMATION

Obligation Not To Disclose                                                 35
Consent To Disclose                                                        35
No Liability For Actions of Third Parties                                  35
Approval of Kores Required                                                 36
Approval of Leader Required                                                36


                                   ARTICLE 13
                           RESTRICTIONS ON ALIENATION

No Sale of Interest  Except as specified                                   36
Sales To Affiliates                                                        36
Terms of an Offer                                                          37
Effect of  Acceptance  of Offer                                            38
Effect of Not Accepting an Offer                                           38
No Coincident Offers                                                       38
Operatorship  Is  Not Transferable Without Consent                         38
Purchaser's  Agreement To Be Bound                                         38
Obligation to Hold Interest Free of  Encumbrances                          39
Limited Right to Mortgage                                                  39
Waiver of Right to Partition                                               39

                                   ARTICLE 14
                        AREA IF INTEREST AND ABANDONMENT

Acquisition of Additional Rights                                           40
Notice of Acquisition  of  Additional   Rights                             40
Election  to  Acquire                                                      40
Meaning of "Acquisition Costs"                                             40
Abandonment of Property                                                    40

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.



                                   ARTICLE 15
                                OPERATOR'S LIEN

Operator's Lien                                                            41
Enforcement of Lien By the Operator                                        41
Participant's Lien                                                         42
Right of Participant To Deal With Mineral Product                          42


                                   ARTICLE 16
                                  ARBITRATION

Arbitration  of  Disputes                                                  43
Notice to  Arbitrate                                                       43
BCICAC  Arbitration                                                        43
Arbitration Award                                                          43

                                   ARTICLE 17
                                     NOTICE

Means of Notice                                                            43
Effective Time of Notice                                                   44
Change of Address For Notice                                               44


                                   ARTICLE 18
                                 FORCE MAJEURE

Events                                                                     44
Extension of Time Periods                                                  45
Obligation To Eliminate Events Causing Force Majeure                       45
Notice of Occurrence                                                       45


                                   ARTICLE 19
                               GENERAL PROVISIONS

Entire Agreement                                                           45
Waiver                                                                     45
Further Assurances                                                         46
Manner of Payment                                                          46
Termination                                                                46
Default                                                                    47
Time of The Essence                                                        47
Enurement                                                                  47
Rule Against Perpetuities                                                  47
Remedies                                                                   47

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

EXECUTION

SCHEDULE 1 - Description of Property                                       48
SCHEDULE 2 - Net Smelter Return Royalty
SCHEDULE 3 - Accounting Procedures

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.



This AGREEMENT made effective as of the 10th day of November, 1999

BETWEEN:

     LEADER MINING INTERNATIONAL INC. a corporation incorporated under the laws of the Province of Alberta and having an office at 530 - 400, Fifth Avenue S.W., Calgary, Alberta, T2P 0L6

     ("Leader")

AND:

     KORES CANADA CORP. a corporation incorporated under the laws of the Yukon Territories and having its record office at 3081 Third Avenue, Whitehorse, Yukon, Y1A 4Z7

     ("Kores")

WHEREAS:

(A) Leader is the owner of or has the right to acquire certain interests in the Property (as hereinafter defined) as disclosed in Schedule I attached hereto.

(B) Leader has agreed to grant to Kores an exclusive option to acquire from Leader a 50% interest in Leader's interests in the Property upon and subject to the terms and conditions hereinafter set out; and

(C) Kores and Leader have agreed to form a joint venture to further explore and develop the Property, all upon and subject to the terms and conditions hereinafter set out.

     NOW THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants and agreements herein contained, the parties shall mutually agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

DEFINITIONS

In this Agreement the following words and phrases shall have the following meanings:

"Affiliate" means, in respect of a party hereto, a corporation with which that party is affiliated with in the meaning of section 2 of the Securities Act (Alberta).

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.




"Anniversary Date" means an anniversary date of the Effective Date.

"Area of Interest" means the area which is within 50 kilometres from the outermost boundaries of the Property, as they exist as of the date of this Agreement.

"Assets" means the Property and any assets acquired or held by the Participants with respect to the Property or pursuant to this Agreement, as the same may exist from time to time, including, without limiting the generality of the foregoing, Other Tenements, Facilities, Mineral Products and all supplies and equipment related to operations hereunder.

"Associated Company" in respect of a party hereto, means any corporation, which beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to the outstanding securities of such party.

For the purposes hereof, beneficial ownership shall include securities deemed beneficially owned within the meaning of section 5 of the Securities Act (Alberta).

"Business Day" means a day, other than a Saturday or Sunday, on which the main branch of Toronto Dominion Bank in Calgary, Alberta is open to the public for the transaction of business.

"Carried Interest" means a 25% Interest in relation to which the holder is not required to contribute to any Expenditures, Production Program Costs, Operating Costs or any other costs and expenses hereunder for which the Participants are required to contribute, nor entitled to participate in any Program, Production Program or Operating Plan or on the Management Committee in relation thereto, but otherwise having all the rights and obligations of the holder of an Interest hereunder including, without limitation, the right to receive 25% of the Mineral Products, net of the Operating Costs required to produce such share of Mineral Products, or of any other distribution to the Participants hereunder which constitutes a distribution of net profits or equivalent from Operating the Property as a mine.

"Cash Call" means a statement delivered to the Participants detailing funds required by the Operator:

     (i) to meet Joint Venture Costs for the succeeding month pursuant to an approved Program, Production Program or Operating Plan; or

     (ii) to meet emergency or other unanticipated expenditures incurred by the Operator pursuant to paragraph 6.12.

"Commercial Production" means the operation of the Property or any part thereof as a mine but does not include milling for the purpose of testing or milling by a pilot plant. Commercial Production shall be deemed to have commenced on the first day of the month following the first 15 consecutive days during which Mineral Products have been produced from the Property at an average rate not less than 70% of the initial rated capacity of the Facilities.

"Completion Date" means the date on which Commercial Production shall be deemed to have commenced.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


"Copper Quest Agreement" means the agreement effective as of March 22, 1996 between Copper Quest Inc. and Leader.

"Copper Quest Claims" means the mineral claims described in Part II of Schedule hereof;

"Cost Share" means the respective share of all Expenditures incurred in connection with a Program, Production Program Costs incurred in connection with a Production Program, Operating Costs and other liabilities hereunder, whether incurred by the Operator or otherwise, to be borne by each Participant after the Final Vesting Date and shall be equal to the respective Interest of each Participant as determined from time to time or such greater amount as a Participant may elect to pay pursuant to the terms hereof.

"Costs" means cash outlays, expenses, obligations and liabilities of whatever kind or nature, but without duplication;

"Effective Date" means that day on which Kores notifies Leader of the fulfilment or waiver of the conditions precedent, as contemplated in paragraph 3.1.

"Expenditures" means all Costs spent or incurred or deemed incurred hereunder prior to the adoption of a Production Program by all of the Participants in connection with the exploration and development of the Property including, without duplication and without limiting the generality of the foregoing:

     (i)  monies   expended  in  maintaining  the  Property  in  good  standing, including any monies expended in doing and filing assessment work and any required vendor's or royalty payments;

     (ii) monies expended in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing;

     (iii) monies expended in acquiring Assets;

     (iv) monies expended in paying the fees, wages, salaries and travelling expenses of all employees of the Operator to the extent that they are engaged in work with respect to and for the benefit of the Property, together with proportionate amount for fringe benefits usually paid by the Operator;

     (v) monies expended in paying for the food, lodging and other reasonable needs of the persons referred to in clause (iv) hereof;

     (vi) a charge equal to 10% of all Expenditures, other than the charges referred to in this clause (vi) and clause (x), for unallocable overhead and head office expenses and all other expenses relating to supervision and management of all work done with respect to and for the benefit of the Property;

     (vii)monies expended for environmental remediation and reclamation or any bonding in relation thereto;

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (viii) all Costs related to the preparation of Programs and reporting as to the results thereof;

     (ix) all Costs related to the preparation of a Feasibility Report and a Production Program; and

     (x) reimbursement of expenses of representatives of Kores, in the amount of $100,000 per year, as referred to in paragraph 6.13(b);

but does not include any amount incurred in respect of Production Program Costs.

"Facilities" means all mines and plants including, without limitation, all pits, shafts, haulageways and other underground workings, and all buildings, plants and other structures, fixtures and improvements, and all other properties, whether fixed or moveable, as the same may exist at any time in or on the Property and relating to the Operation of the Property as a mine or outside the Property if for the exclusive benefit of the Property only.

"Feasibility Report" means a detailed report prepared by a reputable independent engineering consultant, containing information and analyses to a standard that would enable a major Canadian bank to form a reasoned judgment to provide project financing, showing the feasibility of placing the Property or any portion thereof into Commercial Production and which includes at least the following:

     (i) a description of that part of the Property to be covered by the proposed mine;

     (ii) the estimated recoverable reserves of minerals and the estimated composition and content thereof;

     (iii) the proposed procedure for development, mining and production;

     (iv) results of ore amenability tests (if any);

     (v) the nature and extent of the Facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a preliminary design for such mill;

     (vi) the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

     (vii) all environmental impact studies and costs;

     (viii) the period in which it is proposed the Property shall be brought to Commercial Production;

     (ix) such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations;

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (x) working capital requirements for the initial four months of Operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances; and

     (xi) an economic evaluation of the Property including sensitivity analysis.

"Final Vesting Date" means that date after the first anniversary of the Effective Date which is the earlier of:

     (i) the date that Kores is deemed to have terminated the Option as contemplated in paragraph 3.5, and

     (ii) the date that Kores completes the payments and Expenditures necessary to earn a 50% Interest, as contemplated in paragraph 3.3(3)(b).

"Interest" means the undivided beneficial percentage interest of a party in the Assets as determined pursuant to this Agreement, but does not include a Net Smelter Return Royalty.

"Joint Venture" means the joint venture formed pursuant to paragraph 4.1

"Joint Venture Account" means the Joint Venture bank account established and maintained by the Operator hereunder.

"Management Committee" means the committee formed pursuant to Article 10. "Mineral Products" means the end products derived from Operating the Property as a mine.

"Net Smelter Return Royalty" to which any party is entitled hereunder means 1% of net sales which, for the purposes hereof, means the gross revenue from sales of Mineral Products, less the following deductions:

     (i) All charges made by a smelter, mill or any other purchaser including, without limiting the generality of the foregoing, treatment, sampling, penalties and all other deductions;

     (ii) All costs of transportation of Mineral Products from the Property to the purchaser or otherwise, as directed; and

     (iii)All excise, severance, sales and/or production taxes applicable to the Net Smelter Return Royalty payments.

"Non-Operator" means a Participant who is not the Operator.

"Operate the Property as a mine", "Operating the Property as a mine or "Operation of the Property as a mine" means any or all of the mining, milling, smelting, refining and other processing of ores, minerals, metals, tailings or concentrates derived from the Property and other ancillary activities and operations related thereto, on or in relation to the Property or any portion thereof.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


"Operating Costs" means, for any period after the Completion Date, all Costs, incurred or chargeable, directly or indirectly, by the Operator in connection with Operating Plans including, without duplication and without limiting the generality of the foregoing, the following;

     (i) all Costs of or related to operating employee facilities, including housing;

     (ii) all duties, charges, levies, royalties, taxes (excluding taxes levied on the income of the parties) and other payments imposed by any government or municipality or department or agency thereof upon or in connection with Operating the Property as a mine;

     (iii)all Costs of maintaining the Property in good standing, including any required vendor's or royalty payments;

     (iv) all  reasonable  Costs  of  the  Operator  for  providing   technical,
          management and/or supervisory services;

     (v) all reasonable Costs of consulting, legal, accounting, insurance and other services;

     (vi) all exploration expenditures incurred after the Completion Date;

     (vii)all capital costs of Operating the Property as a mine including all Costs of construction, equipment and mine development and including maintenance, repairs and replacements, and any capital expenditures relating to an improvements expansion, modernization or replacement of the Facilities;

     (viii) a reasonable amount of funds set aside to cover reclamation Costs;

     (ix) all Costs incurred or to be incurred relating to a temporary or permanent shut-down of the Facilities, including Costs to be incurred after any shut-down; and

     (x) a management fee payable to the Operator in respect of its unallocable overhead and head office expenses equal to 2% of all Operating Costs other than those referred to in clauses (iv), (viii) and (x) hereof, and, except where specific provision is made otherwise, all Operating Costs shall be determined in accordance with Canadian generally accepted accounting principles applied consistently from year to year, provided however that such costs shall not include any amount in respect of amortization of Expenditures or Production Program Costs, depletion or depreciation.

"Operating Plan" means a plan for an Operating Year as contemplated in Article 9 including, inter alia, the following information:

     (i) a written plan of the proposed mining operations for the Operating Year, including any plans for exploration or for expansion of the Facilities;

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (ii) a detailed estimate of all Operating Costs plus a reasonable allowance for contingencies, on a monthly basis, including any proposed cash calls;

     (iii)an estimate of the quantity and quality of the ore to be mined and of the quality of Mineral Products to be produced on a monthly basis; and

     (iv) such other facts as may be reasonably necessary to present the results proposed to be achieved during the Operating Year.

"Operating Year" means a calendar year or such other fiscal year as the Management Committee may approve and which is after the Completion Date. In the case of the first Operating Year, unless otherwise decided by the Management Committee, that Operating Year shall be:

     (i) the remainder of the current calendar or fiscal year, if the Completion Date occurs 2 months or more before the expiration of the year, or

     (ii) the period from the Completion Date to the end of the next succeeding calendar or fiscal year, if the Completion Date occurs on or after the date which is 2 months before the expiration of the year.

"Operator" means that party acting as operator from time to time in accordance with Article 6 and includes any Affiliate acting as the agent or delegate of the Operator in that regard.

"Option" means Kores' right to acquire up to a 50% Interest as described in paragraph 3.2.

"Other Tenements" means all surface rights of and to any lands within or outside the Property including surface rights held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property.

"Participant" means any party having an Interest and its successors and permitted assigns and "Participants" means collectively all parties having an Interest and their respective successors and permitted assigns and, for greater certainty, does not include a party hereto which holds the Net Smelter Return Royalty.

"Pine Channel Agreement" means the agreement effective as of February 3, 1997 between Consolidated Pine Channel Gold Corp. and Leader, as amended by agreement between them effective August 10, 1999.

"Pine Channel Claims" means the mineral claims described in Part III of Schedule hereof,

"Prime Rate" means the per annum rate declared from time to time by The Toronto Dominion Bank, or any successor bank, as the rate of interest charged by it to its largest and most creditworthy commercial borrowers for demand Canadian dollar loans over $200,000.

"Production   Program"   means  any  program  based  on  a  Feasibility   Report
contemplating the achievement of Commercial Production.

                                       8
Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


"Production Program Costs" means all Costs spent or incurred directly or indirectly in connection with a Production Program in order to equip the Property or a part thereof for Commercial Production, including, without duplication and without limitation:

     (i) all monies expended to develop, construct or acquire the Facilities and other Assets, as contemplated in the Production Program;

     (ii) working capital required for the initial four months of Operation of the Property as a mine or for such longer period as may be reasonably justified in the circumstances;

     (iii)a contingency amount of not less than 10% of total Production Program Costs as determined by the Management Committee;

     (iv) a management fee payable to the Operator in respect of its unallocable overhead and head office expenses equal to 2% of all Production Program Costs other than those referred to in this clause (iv); and

     (v) monies set aside or lodged as security for environmental remediation and reclamation.

"Program" means, as the context requires:

     (i) any program to carry out work and incur Expenditures after the Effective Date and prior to the approval of a Production Program on or in respect of the Property:

     (ii) a document or documents wherein there is specified in reasonable detail an outline of any and all research, prospecting and exploration and development work proposed to be carried out during such Program, the estimated Expenditures to be incurred in carrying out such work and the area of the Property on which such work is to be undertaken; and

     (iii)the  preparation  of any  Feasibility  Report  and  of any  Production
          Program;

and shall include any amendments to a Program as may be agreed upon by the Management Committee.

"Property" means the right, title and interest in and to the mining claims, mineral lease, and other rights more particularly described in Schedule I hereof and shall include any renewal thereof and any other form of successor or substitute title therefore, and shall include any Additional Right made part of the Property pursuant to paragraph 14.3, but shall exclude any mineral properties claims or interests transferred or abandoned in accordance with paragraph 14.5 or otherwise sold or disposed of by the Joint Venture.

"Underlying Agreements" means the Copper Quest Agreement and the Pine Channel Agreement.

                                       9
Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

Included Words

1.2 This Agreement shall be read with such changes in gender or number as the context shall require.

Headings

1.3 The headings to the articles, paragraphs, parts or clauses of this Agreement and the table of contents are inserted for convenience only and shall not affect the construction hereof.

References

1.4 Unless otherwise stated, a reference herein to a numbered or lettered article, paragraph, clause or schedule refers to the article, paragraph, clause or schedule bearing that number or letter in this Agreement. A reference to "this" article, paragraph, clause or schedule means the article, paragraph, clause or schedule in which the reference appears. A reference to "this Agreement", "hereof", "hereunder", "herein" or words of similar meaning, means this agreement including the schedules hereto, together with any amendments thereof.

Currency

1.5 All dollar amounts expressed herein refer to lawful currency of Canada.

Interest

1.6 Wherever interest is chargeable under this Agreement, unless otherwise specifically provided, interest will be at the specified per annum rate, calculated daily and compounded on the last day of each calendar month. For the purposes hereof, the Prime Rate in effect for each day of a month shall be equal to the Prime Rate declared at noon on the first Business Day of that month. For greater certainty, the interest chargeable for any day will be based upon the specified per annum rate in effect on that day.

Statutes

1.7 A reference to a statute,  regulation or other  legislation  herein shall be
deemed  to  extend  to  and  include  any   amendments   thereto  and  successor
legislation.

Schedules

1.8 The following schedules are incorporated into this Agreement by reference:

Schedule                                     Description

1                                            Description of Property
2                                            Net Smelter Return Royalty
3                                            Accounting Procedures

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

Governing Law

1.9 This Agreement shall be constructed and governed by the laws in force in the Province of Saskatchewan and, except as provided in Article 16, the courts of said Province shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This paragraph shall not be construed to affect the rights of a party to enforce a judgement or award outside the said Province, including the right to record or enforce a judgement or award in any jurisdiction in which Assets are situate.

Severability

1.10 If any provision of this Agreement is or shall become illegal, invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and subsisting and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

                                   ARTICLE 2
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations, Warranties and Covenants of Leader and Kores

2.1 Each of Leader and Kores represent and warrant to the other that:

     (a) it is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdictions;

     (b) it has the full power and authority to carry on business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (c) neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party; and

     (d) the execution and delivery of this Agreement will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

Representations, Warranties and Covenants of Leader

2.2 Leader represents and warrants to Kores that:

     (a) Leader is the beneficial owner of, or has a right to acquire a 100% interest in, all of the mineral claims and the mineral lease comprised in the Property except the Pine Channel Claims, free and clear of all liens, charges, encumbrances and claims other than pursuant to the Copper Quest Agreement. Leader has the right to acquire up to a 90% interest in the Pine Channel Claims pursuant to the Pine Channel Agreement, free and clear of all lines, charges, encumbrances and claims other than pursuant to the Pine Channel Agreement.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (b) Leader has the exclusive right to enter into this Agreement and to dispose of its interests in the Property in accordance with the terms of this Agreement;

     (c) All of the mineral claims and the mineral lease comprised in the Property are presently in good standing under the laws of Saskatchewan and under (i) in the case of the Copper Quest Claims, the Copper Quest Agreement, and (ii) in the case of the Pine Channel Claims, the Pine Channel Agreement. The Underlying Agreements are in good standing, unamended, and no party is in default thereunder, nor has any notice of default or waiver been given or any consent or waiver been requested thereunder.

     (d) there is no adverse claim or challenge against or to the ownership of or title to any of the mineral claims or the mineral lease comprised in the Property (including, without limitation, by or on behalf of any aboriginal peoples), nor to the knowledge of Leader is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase such mineral claims, mineral lease or any portion thereof or any production therefrom, and no person or corporation has any royalty or other interest whatsoever in the Property or in production therefrom, save and except pursuant to the Underlying Agreements.

     (e) all corporate authorizations have been obtained by Leader for the execution of this Agreement and for the performance of its obligations hereunder;

     (f) no proceedings are pending for and Leader is unaware of any basis for the institution of any proceedings leading to the dissolution or winding-up of Leader or the placing of Leader into bankruptcy or subject to any other laws governing the affairs of insolvent persons;

     (g) the Property and its existing and prior uses comply and have at all times complied with, and Leader is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Property, any applicable federal, provincial, municipal or local laws, regulations, orders or approvals relating to its operations on such portion of the Property and environmental or similar matters;

     (h)  without limiting the generality of subparagraph (g), Leader

          (i) has operated the Property and has at all times received, handled, used, stored, treated, shipped and disposed of all environmental or similar contaminants in strict compliance with all applicable environmental, health or safety laws, regulations, orders or approvals, and

          (ii) has removed from and off the Property all environmental or similar contaminants;

     (i) there are no writs, injunctions, orders or judgements outstanding, no law suits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Property, whether related to environmental, archaeological or similar matters, or otherwise, nor, to Leader's knowledge, is there any basis for such law suits, claims, proceedings or investigations being instituted or filed;

     (j) no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released into the environment, or deposited, discharged, placed or disposed of at, on or near the

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


        Property as a result of Leader's operations carried out on the Property, nor, to the best of Leader's knowledge, have any of the above occurred nor to their knowledge has the Property been used at any time by any person as a landfill or waste disposal site;

     (k)  to the best of Leader's knowledge

          (i) no notices of any violation or apparent violation of any of the matters referred to in subparagraphs (g) through (j) relating to the Property or its use have been received by Leader, and

          (ii) there are no writs, injunctions,orders or judgements outstanding, no law suits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Property, whether related to environmental or similar matters, or otherwise, nor, to the knowledge of Leader, is there any basis for such law suits, claims, proceedings or investigations being instituted or filed;

     (l) Leader's interests in the Property are not the whole or substantially the whole of the assets or undertaking of Leader.

Covenants of Leader

2.3 Leader covenants with Kores that:

     (a) it will, at its sole cost and expense, remove or take remedial action with regard to any materials released by Leader or their contractors, and agents, into the environment at, on or near the Property prior to the date hereof for which any removal or remedial action is required pursuant to any law, regulation, order or governmental action, whether enacted, made or declared in force before as after the date hereof, provided that

          (i) no such removal or remedial action shall be taken except after reasonable advance written notice has been given to Kores, and

          (ii) any such removal or remedial action shall be undertaken in a manner so as to minimize any impact on Leader's operation on the Property;

     (b) it will at all times retain any and all liabilities arising from the handling, treatment, storage, transportation or disposal of environmental or similar contaminants on or near the Property by Leader or by any of Leader's contractors or agents;

     (c) it will, during the currency of the Option, keep the Property free and clear of all liens, charges and encumbrances, save and except those arising from Joint Venture activities on the Property; and

     (d) in the event of an adverse claim or claims (i) respecting the Property which does not arise from Kores' activities on the Property, or (ii) respecting defects of title affecting all or a portion of the Property, Leader shall, all at its sole expense, take immediate steps to defend against any such claim or claims or to cure any such default of title until such adverse claim or claims is or are judicially or otherwise fully settled and determined or such defects are otherwise cured, and Kores

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

         shall be held harmless from and indemnified for any resulting loss from adverse claims or other title defects. In the event that Leader is unable or refuses to cure any defect in title to the Property promptly, Kores may, without affecting Leader's obligations under this subparagraph, at Kores' election, take steps to cure such defect and shall be fully reimbursed for all costs incurred for that purpose, plus interest at the Prime Rate plus 3% from the date the Costs are incurred, and until reimbursed (and without limitation as to exercise of other remedies) Kores may recover the Costs of such cure, including legal fees and court costs, from amounts otherwise due to Leader hereunder.

Survival of Representations, Warranties and Covenants

2.4 The representations, warranties, covenants, agreements and conditions hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property hereunder and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement (including, without limitation, lawyer's fees and disbursements).

                                   ARTICLE 3
                               EARN - IN PROGRAMS

Conditions Precedent

3.1 There are conditions precedent to the Option and the Joint Venture hereunder that:

     (a) Kores has received approval from the Korean government and the Korean central bank to proceed with the transactions contemplated hereunder; and

     (b) Leader has delivered to Kores confirmation, in form and substance satisfactory to Kores' counsel, that a 100% interest in the Copper Quest Claims have been registered with the mining recorder in Saskatchewan in the name of Leader, free and clear of all recorded liens, charges, encumbrances and claims;

     (c) Leader has received approval from the Alberta Stock Exchange, and from any other securities regulatory authority having jurisdiction, for the option granted to Kores to purchase Leader shares as described in paragraph 3.9; and

     (d)  the representations and warranties of Leader set forth in paragraph
          2.2 remain true and correct.

Each of the parties will use all reasonable efforts to fulfil or assist in the fulfilment of such conditions, but if any of the conditions precedent has not been met or waived by Kores prior to the expiry of the 90-day period following the date of this Agreement, then this Agreement will terminate and be of no further force and effect. Upon such termination neither party will have any obligation or liability to the other hereunder, except as may have accrued prior to such termination. If the conditions precedent described in this paragraph 3.1 have been fulfilled or waived within the 90-day period, then Kores will notify Leader on or before the expiry thereof and the date of such notification will be the Effective Date.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Earn-In Option

3.2 Leader hereby grants to Kores, effective as of the Effective Date, the right to acquire up to a 50% Interest by making payments to Leader and funding Expenditures, all as hereinafter provided.

Earn-In Requirements

3.3

     (1) To earn the Interest set forth below Kores must make the following payments to Leader on or before the dates indicated and fund the following Expenditures by the dates indicated:

Payment Date        Payment   Expenditures by Date     Cumulative     Interest
                                                       Amount Spent   Earned
--------------------------------------------------------------------------------
Effective Date      $300,000  $1,000,000 on or before  $1,300,000     20.00%
                              1st Anniversary Date

1st Anniversary     $300,000  $1,000,000 on or before  $2,600,000     33.33%
     Date                     2nd Anniversary Date

2nd Anniversary     $300,000  $1,000,000 on or before  $3,900,000     42.86%
     Date                     3rd Anniversary  Date

3rd Anniversary     $300,000  $1,000,000 on or before  $5,200,000     50.00%
     Date                     4th Anniversary Date

     (2) The Expenditures will be funded according to Cash Calls received by Kores and are cumulative such that any excess of Expenditures in one period will be carried over into the next period. Any payment or Expenditures may be accelerated at the option of Kores.

     (3)  For greater certainty:

          (a) upon the date that Kores has made payments and funded Expenditures in a cumulative amount and on time as set forth in the table above, Kores will be vested with the Interest specified for such amount; and

          (b) for the maximum Interest of 50%, Kores must make payments to Leader totalling $1,200,000 on or before the 3rd Anniversary Date and fund Expenditures totalling $4,000,000 on or before the 4dI Anniversary Date.

Termination During First Year

3.4 If Kores fails to make the payment required on the Effective Date then this Agreement will terminate on the Effective Date. If Kores fails to fund the Expenditures required by the first Anniversary Date, then this Agreement will terminate on the first Anniversary Date. Upon such termination, Kores will have no Interest nor any right to acquire an Interest, and neither party will have any further obligation or liability hereunder except as may have arisen prior to such termination.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Termination After First Year

3.5 If with respect to any Anniversary Date Kores:

     (a) notifies Leader that it will not make any payment required on that Anniversary Date or fund the Expenditures required prior to the next Anniversary Date, or

     (b) fails to make any payment required on that Anniversary Date or to fund the Expenditures required by that Anniversary Date,

then upon such notice or Anniversary Date for which such failure has occurred, Kores will be deemed to have terminated the Option and will have earned only that Interest which is relevant to the cumulative amount it has spent to date, as set forth in paragraph 3.3.

Report on Expenditures

3.6

     (1) While the Option remains outstanding and Leader is the Operator, within 60 days following each Anniversary Date Leader shall deliver to Kores a statement showing in reasonable detail the Expenditures incurred by Leader for the 12 month period ending on the Anniversary Date. Kores shall have 90 days from the time of receipt of such statement to question the accuracy thereof by notice to Leader, failing which such statement shall be deemed to be correct and unimpeachable thereafter.

     (2) If the statement delivered pursuant to subparagraph (a) is questioned by Kores,

          (a) Kores shall have 12 months from the time of delivery of the statement to have the amounts specified therein audited;

          (b) the audited results shall be final and determinative of the amount of Expenditures incurred for the audited period;

          (c) if such audit discloses that there is a deficiency in the Joint Venture Account as compared to the amount of Expenditures stated to have been incurred and paid out of such account by Leader, or that cost and expenses that do not qualify as Expenditures have been paid out of funds from the Joint Venture Account, then Leader will restore to the Joint Venture Account the amount of such deficiency or payment within 30 days following receipt of notice of such audited results; and

          (d) the costs of the audit shall be borne by Leader if Leader's statement understated or overstated Expenditures by more than 3% and otherwise shall be borne by Kores.

Payments to Leader

3.7 All payments made by Kores to Leader pursuant to this Article 3 will be deemed to have been made upon the date that funds in the amount of the payment are deposited by electronic transfer to account number 0317694 at the Toronto Dominion Bank in Calgary (Bank no. 004, Branch no. 80609), or such other bank account in Canada as Leader may specify at least 15 days prior to the due date for any payment.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Funding of Expenditures

3.8 All Expenditures funded by Kores pursuant to this Article 3 will be deemed to have been funded upon the date that funds in the amount of the Expenditures are deposited by electronic transfer to the Joint Venture Account.

Share Option

3.9 Leader hereby grants to Kores the option to acquire, on or prior to the second Anniversary Date, 500,000 common shares in the capital of Leader at a price of $1.00 per share. Kores may exercise the share option at any time and from time to time during its currency with respect to some or all of the optioned shares. To exercise the share option Kores must give notice to Leader specifying the number of shares in respect of which the share option is being exercised, accompanied by full payment (in cash or by certified cheque or by electronic funds transfer) in the amount of the purchase price for such shares. If while the share option is outstanding Leader undergoes a share subdivision or consolidation, stock split, reorganization, amalgamation, arrangement, acquisition of all of its shares or similar corporate change, then Leader will make or cause to be made appropriate adjustments to the share option hereunder, including the issue of a supplementary or replacement option if necessary.

                                   ARTICLE 4
                                 JOINT VENTURE

Formation and Scope

4.1 On the Effective Date, Leader and Kores shall and shall be deemed to form a single purpose joint venture for the purpose of undertaking such activities as are determined in accordance with the provisions hereof, to be necessary or appropriate, directly or indirectly, to:

     (a) explore and, if deemed warranted as herein provided, develop the Property and equip it for Commercial Production;

     (b)  Operate the Property as a mine; and

     (c) engage in such other activity as may be considered by the Participants to be necessary or desirable in connection with the foregoing.

Leader hereby contributes its entire right, title and interest in the Property to the Joint Venture.

Transactions in Name of Joint Venture

4.2 All transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the Property shall, subject to paragraph 4.5, be done, transacted, undertaken or performed in the name of the Joint Venture, to the extent practicable, and otherwise in the name of the Operator, and no party (other than the Operator acting in that capacity) shall do, transact, perform or undertake anything in the name of another party hereto or in the joint names of the Participants or in the name of the Joint Venture.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


No Partnership

4.3 After the Effective Date, the rights~ and obligations of the Participants shall be, in each case, several, and shall not be or be construed to be either joint or joint and several. Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute a Participant as a partner, an agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the Participants and that no act done by any Participant pursuant to the provisions hereof shall operate to create such a relationship.

Liability for Costs

4.4 After the Final Vesting Date, except as otherwise provided herein each Participant shall be liable for its Cost Share of all costs, debts, liabilities or obligations arising from operations hereunder pursuant to approved Programs, Production Programs and Operating Plans from and at the time incurred by the Operator. Except as otherwise provided herein, any amount due to the Operator hereunder shall bear interest from its due date at a per annum rate equal to the prime Rate plus 2%.

Interest of Participants

4.5 Each Participant shall have such Interest as is determined in accordance with the provisions of this Agreement, and any legal title to any of the Assets shall be held by the Operator in trust for the Participants in proportion to their respective Interests under the terms of this Agreement. Nothing herein contained shall prevent a party hereto from registering notice of this Agreement and its Interest against the title to the Property or any other Assets.

Participants' Rights to Conduct Other Business

4.6 Each Participant shall devote such time as may be required to fulfil any obligation assumed by it hereunder but, subject to Article 14:

     (a) each Participant shall be at liberty to engage in any other business or activity outside the Joint Venture, including the ownership and operation of any other mining permits, licenses, claims and leases;

     (b) no Participant shall be under any fiduciary or other obligation to any other party which shall prevent or impede such Participant from practising in, or enjoying the benefits of, competing endeavours of a nature similar to the business or activity undertaken by the Participants hereunder;

     (c) the legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons occupying a relationship similar to that of the Participants shall not apply with respect to participation by any Participant in any business activity or endeavour outside the Joint Venture, and, without implied limitation, a Participant shall not be accountable to the others for participation in any such business activity or endeavour outside the Joint Venture which is in direct competition with the business or activity undertaken by the Joint Venture; and

     (d) unless otherwise agreed in writing, no Participant shall have any obligations to mill, beneficiate or otherwise treat any Mineral Products in any facility owned or controlled by any other

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

          Participant, and the Joint Venture shall have no obligation to mill, beneficiate or otherwise treat or accommodate any minerals produced by a Participant from lands not comprising the Property.

No Right of One Participant to Bind the Other

4.7 A Participant shall not have authority to act for or assume any obligations or liabilities on behalf of the other Participant except such as are specifically authorized pursuant to and in accordance with the terms of this Agreement, and each Participant shall indemnify and hold the other Participant, and its officers, employees and agents, harmless from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of any obligations by it done or undertaken on behalf of the other Participant other than as provided herein.

Bankruptcy of a Participant

4.8 If a Participant (a "bankrupt Participant") concurs in or suffers an assignment for the benefit of its creditors, the appointment of a receiver for all or substantially all of its assets, the filing of a petition in bankruptcy or for reorganization or protection from creditors pursuant to applicable legislation, or if it is otherwise adjudicated bankrupt or insolvent, with or without its consent (an "event of bankruptcy"), then:

     (a) if the event of bankruptcy occurs prior to the commencement of any Production Program, the bankrupt Participant will be deemed to have withdrawn from this Agreement and its Interest will be automatically converted to the Net Smelter Return Royalty as of the occurrence of such event and thereafter the bankrupt Participant will have no further rights or interest in respect of the Assets or under this Agreement, save and except the right to receive its Net Smelter Return Royalty; or

     (b) if the event of bankruptcy occurs after a Production Program but prior to Commercial Production, the bankrupt Participant will be deemed to have offered to sell its Interest to the other Participants pro rata according to their relative Interests, at a price equal to the cumulative amount that the bankrupt Participant has paid for its Cost Share to the date of such event which, for these purposes, is deemed to be the aggregate of its base costs as contemplated under paragraph
          5.2 and all of its contributions towards Expenditures and Production Program Costs subsequent to the Final Vesting Date plus, in the case of Kores, all payments made to Leader under paragraph 3.3; or

     (c) if the event of bankruptcy occurs after Commercial Production has commenced, the bankrupt Participant will be deemed to have offered to sell its Interest to the other Participants pro rata according to their relative Interests, at a price equal to the fair market value of such Interest, discounted by 20%.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

                                   ARTICLE 5
                           INTERESTS OF PARTICIPANTS

Interests

5.1 On the Effective Date, Leader shall have an undivided 100% Interest and Kores shall have 0% Interest. On the Final Vesting Date, Kores shall have the Interest that it has earned pursuant to paragraph 3.3 and Leader shall have the Interest equal to the percentage which when added to Kores' Interest totals 100%. Thereafter, each Participant shall have such Interest as is determined from time to time in accordance with the provisions of this Agreement.

Dilution Formula

5.2 After the Final Vesting Date the respective Interests of the Participants shall be determined from time to time as being equal to the product obtained by multiplying 100% by a fraction of which the numerator is the aggregate of (i) $5,200,000 (the "Leader base costs"), or (ii) the cumulative amount spent by Kores according to the table set forth in paragraph 3.3 for Kores to have earned the Interest which it acquired on the Final Vesting Date (the "Kores base cost"), plus (iii) the amount of the relevant Participant's subsequent contributions to Expenditures and Production Program Costs and the denominator is the aggregate of the Leader base costs, the Kores base costs and the amount of all contributions to Expenditures and Production Program Costs made subsequent to the Final Vesting Date by all Participants.

Multiple Participants

5.3 If there are more than two  Participants  the dilution  formula in paragraph
5.2 will be applied mutatis mutandis as required, provided that an assignment by a Participant of all or part of its Interest will carry with it an assignment of that proportion of the aggregate of the Participant's base costs, its Expenditures and its Production Program Costs to the time of assignment which equals the percentage of the Participant's Interest which is being assigned.

Dilution and Conversion to a Net Smelter Return Royalty

5.4 After the Final Vesting Date the respective Interests of the Participants shall not change so long as they each contribute their respective Cost Shares of every Program as set out in Article 7 and Production Program as set out in
Article 8. Subject to paragraph 8.2, at any time and from time to time after a Participant elects or is deemed to have elected not to contribute to a Program or Production Program, its respective Interest shall be reduced, and each other Participant's Interest shall be proportionately increased, in accordance with the formula set out in paragraph 5.2. If, as a result of such calculation, the Interest of a Participant is reduced to or below 15%, its Interest shall be deemed to be converted to the Net Smelter Return Royalty and thereafter such party shall have no further rights or Interest in respect of the Assets or under this Agreement, save and except for the Net Smelter Return Royalty. If a Participant assigns part of its Interest the percentage Interest to which the Participant's and the assignee's Interest must be diluted prior to its Interest being converted to the Net Smelter Return Royalty shall remain at 15% for each of them and the Net Smelter Return Royalty to which the assigning Participant's or the assignee's Interest will be converted shall be pro rata according to their respective Interests.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Net Smelter Return Royalty Calculation and Payment

5.5 Any Net Smelter  Return  Royalty  shall be  calculated  and paid pursuant to
Schedule 2 by each Participant as to the Net Smelter Return Royalty relating to its share of Mineral Products.

Net Smelter Return Royalty Purchase Option

5.6 The Net Smelter Return Royalty, or any portion thereof held by a Party, may be purchased at any time by any Participant for the sum of $1,000,000 (or the relevant portion thereof).

                                   ARTICLE 6
                                    OPERATOR

Rights and Powers of the Operator

6.1 Subject to paragraphs 6.2 and 6.4, Leader will act as the Operator under this Agreement and as such shall, subject to the direction and control of the Management Committee, have full right, power and authority to do everything necessary or desirable to carry out the purposes of the Joint Venture and in connection with this Agreement, including and without limiting the generality of the foregoing, the right, power and authority to:

     (a) prepare and present to the Management Committee, Programs in respect of the Property and implement such Programs as are approved in accordance with the terms of this Agreement;

     (b) regulate access to the Property subject only to the right of designates of the Participants duly authorized in writing to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon, but at their own risk and expense;

     (c) employ and engage such employees, agents, and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not, for the account of the Joint Venture, enter into contractual relationships with a Participant or any Associated Company of a Participant except upon terms that are commercially competitive;

     (d) after a Feasibility Report has been delivered, prepare and present to the Participants a Production Program, and implement any Production Program that is adopted in accordance with the terms of this Agreement;

     (e) after the Completion Date and subject to the authority of the Management Committee, prepare, present and implement Operating Plans and Operate the Property as a mine;

     (f) prepare and present to the Participants Cash Calls, and pay when due from the Joint Venture Account all Expenditures, Production Program Costs and Operating Costs; and

     (g) charge fees in respect of overhead costs as specified in the definitions of Expenditures, Production Program Costs and Operating Costs.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Resignation of Operator

6.2 (1) The Operator may resign at any time by giving 120 days' prior written notice to the Non-Operators (or such shorter notice as the Non-Operators accept).

     (2) The Operator will be deemed to have resigned as Operator upon the occurrence of any of the following events:

     (a) if the Interest of the Operator becomes less than 50% and such Interest is no longer the largest Interest; or

     (b) if the Operator concurs in or suffers an assignment for the benefit of its creditors, the appointment of a receiver for all or substantially all of its assets, the filing of a petition in bankruptcy or for reorganization or protection from creditors pursuant to applicable legislation, or if it is otherwise adjudicated bankrupt or insolvent, with or without its consent;

     (3) Leader will be deemed to have resigned as Operator if Kores elects, by notice in writing to Leader after the second Anniversary Date and prior to the Final Vesting Date, to become Operator.

     (4) If the Operator resigns or is deemed to have resigned pursuant to this paragraph 6.2, then the Management Committee shall appoint another Participant as Operator who consents to so act.

Duties and Obligations of the Operator

6.3 The Operator shall have such duties and obligation as the Management Committee may from time to time determine including, without limiting the generality of the foregoing, the following duties and obligations:

     (a) to propose and, if they are approved or adopted, implement Programs, any Production Program and Operating Plans;

     (b) to manage, direct and control all exploration, development, construction and producing operations in, on and under the Property, in a manner consistent with good exploration, engineering and mining practices and in compliance with all applicable laws, rules, orders and regulations;

     (c) to prepare and deliver to the Participants (i) during periods of active field work, periodic progress reports no less frequently than quarterly, (ii) during any Production Program, monthly progress reports respecting the development of the Property, (iii) after the Completion Date, weekly production results and monthly reports on Operating the Property as a mine, and (iv) timely current reports and information on any material results obtained from exploration, as well as any material event otherwise affecting the project or the Operation of the Property as a mine;

     (d) subject to the terms and conditions of this Agreement, to pay all costs and expenses of the Joint Venture when due and to keep the Assets in good standing and free of liens, charges and encumbrances of every character arising from operations (except liens for taxes not yet due, other

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


          inchoate liens and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any such lien that is filed;

     (e)  to  account  to  the  Participants   for  all   contributions  to  and
          expenditure of Expenditures, Production Program Costs and Operating Costs;

     (f) to maintain true and correct books, accounts and records of operations hereunder in accordance with the accounting procedures set forth in
          Schedule 3 hereto and, following the Completion Date, to prepare and deliver to the Participants audited financial statements of the joint venture within 120 days following the end of each Operating Year as provided in such accounting procedures;

     (g) to permit the Participants. at their own expense, to inspect, take abstracts from or audit any or all of the records and accounts referred to in subparagraph (f) hereof on reasonable notice during normal business hours, and without undue disruption of the work and operations of the Operator hereunder;

     (h) to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, such insurance as the Operator reasonably considers to be appropriate in the circumstances in light of general industry practice;

     (i) to permit the Participants and their representatives appointed in writing, at their own expense and risk, access to the Property and all data derived from carrying out work thereon, on reasonable notice and without undue disruption of the work and operations of the Operator hereunder;

     (j) to arrange for and maintain workers' compensation or equivalent coverage for all eligible employees engaged by the Operator (including the Kores representatives assigned to the Operator pursuant to paragraph 6.13) in accordance with local statutory requirements;

     (k) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the parties in the name of the Joint Venture, when practicable, and otherwise in the Operator's name.

Non-Performance By the Operator

6.4 If the Operator fails to perform in a manner that is consistent with good exploration, engineering and mining practices or otherwise fails to carry out its duties and responsibilities under this Agreement, then the Management Committee shall give to the Operator written notice setting forth particulars of the Operator's default. The Operator will, as soon as possible after receipt of such notice commence to remedy the default. Failure of the Operator promptly to commence to remedy the default or to cure the default (and thereafter to proceed continuously and diligently to complete all required remedial action) within the 30-day period after such notice will be grounds for termination of the Operator's appointment; provided that if there shall be any disagreement between the Management Committee and the Operator as to whether a default has occurred, the matter may be submitted to arbitration under Article 16, and the Operator shall not be considered in default of any obligation determined on the arbitration if it commences to remedy the default within 10 days after the arbitration

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

decision or within such longer period as may be fixed in the arbitration award. On any termination of the Operator's appointment hereunder, a meeting of the Management Committee shall forthwith be convened to appoint another party who consents to act as Operator, and determine its terms of engagement. An Operator in default hereunder shall not be entitled to vote as a Participant for the purposes of this paragraph and the remaining Participant or Participants shall be sufficient to form a quorum for such purposes.

Delivery of Assets by Former Operator to Successor Operator

6.5 Upon ceasing to be Operator, the former Operator shall forthwith deliver to the successor Operator custody of all Assets and any books and records pertaining to the Assets, which it prepared or maintained in its capacity as Operator. The successor Operator shall assume all of the rights, responsibilities, duties, and status of the previous Operator as provided in this Agreement. The successor Operator shall have no obligation to hire any of the employees of the former Operator.

Termination of Joint Venture If No Operator

6.6 If the Operator resigns or is removed and no other party consents to act as Operator, the Joint Venture shall be terminated and the Assets shall be liquidated or sold and the Assets or proceeds from the sale thereof distributed to the Participants, net of liabilities hereunder or related thereto, in accordance with their Interests. Each Participant shall be responsible for its Cost Share of all costs and expenses related to such termination and liquidation. If the Operator has voluntarily resigned, then the party which was the Operator may, if it consents to act, continue to act as Operator to effect such termination and liquidation and it shall have a lien on the Participants' respective Interests in the Assets and any proceeds therefrom as security for their respective Cost Shares of all costs, expenses and other liabilities owing in respect of or as of the date of such termination.

Indemnification of Operator

6.7 Subject to paragraph 6.8, each Participant shall indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury and death (including, without limiting the generality of the foregoing, legal fees) resulting from any acts or omissions of the Operator or its officers, employees or agents.

No Indemnification for Gross Negligence

6.8 Notwithstanding paragraph 6.7, the Operator shall not be indemnified nor held harmless by any of the Participants for any loss, liability, claim, demand, damage, expense, injury or death (including, without limiting the generality of the foregoing, legal fees) resulting from the gross negligence or wilful misconduct of the Operator or its officers, employees or agents or the Operator's breach of this Agreement.

Certain Acts of the Operator Not Negligence

6.9 An act or omission of the Operator or its officers, employees or agents done or omitted to be done:

     (a) at the direction, or within the scope of the direction, of the Management Committee; or

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (b) unilaterally and in good faith by the Operator to protect life, limb or property; shall be deemed not to be negligence or wilful misconduct

Indemnification in Proportion to Interests

6.10 The obligation of a Participant to indemnify and save the Operator harmless pursuant to paragraph 6.7 shall be in proportion to its Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

No Liability for Special Damages

6.11 The Operator shall not be liable to any Participant nor shall any Participant be liable to the Operator in contract, tort or otherwise for special or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues.

Emergency Expenditures

6.12 Notwithstanding anything herein contained to the contrary, the Operator shall be entitled to incur, and the Participants shall be responsible for their respective Cost Share of, any unexpected expenditures which the Operator deems necessary to preserve or protect life, limb, property or the environment in respect of the Property and the operations hereunder.

Kores Contributions

6.13 To further the development of other exploration and mining projects between Leader and Kores and for the purposes of the Joint Venture:

     (a) from the Effective Date for a period of two years, Leader will provide to Kores at no charge office space and use of general office equipment and support services (telephones, fax machines, secretarial and reception services and the like but not including out-of-pocket costs such as long distance charges) at Leader's offices in Calgary for Kores' use as an independent Kores office;

     (b) during the period that the Option remains outstanding and Leader is the Operator, Kores may assign up to two qualified technical representatives to perform work for the Operator on the Property or at the Operator's head office in Calgary and in relation thereto will be entitled to be record $25,000 per quarter as Expenditures for the expenses of such representatives.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

                                   ARTICLE 7
                                    PROGRAMS

Expenditures to Be Incurred Under Programs

7.1 Expenditures shall only be incurred under and pursuant to Programs prepared by the Operator and approved by the Management Committee as provided in this Article. Any Feasibility Report shall be prepared pursuant to a separate Program.

Election To Participate in Programs

7.2 Within 30 days after the approval by the Management Committee of a Program to be carried out after the Final Vesting Date, the Participants shall each give written notice to the Operator stating whether or not they elect to contribute their respective Cost Shares of such Program. Failure by a Participant to give notice pursuant to this paragraph within such 30-day period shall be deemed to be an election by that Participant not to contribute to such Program.

Effect of Election to Not Contribute

7.3 If a Participant (for the purposes hereof a "Non-Contributor") elects or is deemed to have elected not to contribute its Cost Share of a Program, each other Participant (for the purposes hereof a "Contributor") that has elected to contribute its Cost Share of the Program may give notice in writing to the Operator stating that it will contribute, in addition to its own Cost Share, the Cost Share of the Non- Contributor. If more than one Participant gives such notice, they shall contribute pro rata to their Interests or as they may otherwise agree. In such event, subject to paragraph 7.4, the Operator will proceed with such Program and, on completion of such Program, the Interests of the parties shall be adjusted in accordance with paragraph 5.4; provided that, if such Program is completed to the extent of less than 80% of the originally estimated Expenditures thereunder, the Interests of the parties will not be adjusted unless notice is first given to the Non-Contributor that the Program was abated, together with notice of the amount of the actual Expenditures thereunder, and the Non-contributor does not, within 20 days thereafter, reimburse the Contributor or Contributors to the extent of its Cost Share thereof (being the amount which the respective Contributor elected to and did contribute instead of the Non- Contributor), together with interest thereon from the date contributed by the contributor, at a per annum rate equal to the Prime Rate plus 2%. If the Non-Contributor so reimburses the Contributor or Contributors within such 20-day period, it shall be deemed to have elected to contribute its Cost Share of such Program and the Interests of the Participants shall not be adjusted. A Participant that elects or is deemed to have elected not to contribute to a Program may, subject to paragraph 5.4, participate in future Programs.

Operator Not to Proceed Unless Program Is Fully Funded

7.4 After the Final Vesting Date the Operator will not proceed with any Program which is not fully subscribed except that the Operator shall at all times be entitled to incur such expenditures as are necessary pursuant to paragraph 6.12 or to maintain the Property in good standing and the Participants shall be liable for their Cost Share thereof, regardless of any election hereunder. If the Participants fully subscribe to a Program, the Operator will proceed with such Program.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Obligation To Pay Expenditures and Overruns

7.5 An election by a Participant to contribute to a Program shall make that Participant liable to pay its respective share of Expenditures actually incurred under or pursuant to the Program including Program Overruns, as hereinafter defined of up to but not exceeding 10%.

Procedures For Payment

7.6 After having elected to contribute to a Program which proceeds or if a Participant is otherwise obligated to pay its Cost Share of Expenditures, a Participant shall, within 15 days after receipt of a Cash Call from the Operator, pay such portion of its share of Expenditures as the Cash Call may require.

Meeting Required to Approve Excess Program Overruns

7.7 If it appears to the Operator that Expenditures will exceed those estimated under a Program, the Operator shall immediately give written notice to the Participants contributing to that Program outlining the nature and extent of the additional costs and expenses (herein called "Program Overruns") and the reasons therefore. If Program Overruns are estimated to exceed by 10% those approved under the Program (herein called "Excess Program Overruns"), the notice of the Operator shall contain a notice of a meeting of the Management Committee, to be held no sooner than 5 Business Days after the date of delivery of the notice, for the purpose of considering, and if deemed advisable, approving the Excess Program Overruns. If the Excess Program Overruns are approved by the Management Committee, the Participants contributing to that Program shall, within 15 days after the receipt of a written request from the Operator, provide the Operator with their Cost Share of such Excess Program Overruns. If such Excess Program Overruns are not approved by the Management Committee, the Operator shall be responsible for them unless it curtails or abandons such Program.

Effect of Default in Paying Expenditures

7.8 If a Participant at any time fails to pay its Cost Share of Expenditures (including Program Overruns and approved Excess Program Overruns) as required under paragraphs 7.4, 7.5 or 7.7, then the Operator may give written notice to that Participant demanding payment and, if that Participant has not paid such amount, together with interest thereon at Prime Rate plus 6% from the date on which payment was due, within 15 days after receipt of such notice, the Interest of that Participant shall be deemed to be converted to the Net Smelter Return Royalty and thereafter that party will have no further rights or interest in respect of the Assets or under this Agreement, save and except its Net Smelter Return Royalty. Any interest paid by or recovered from the defaulting Participant shall be for the account of the Participants that provided funds required of them as a result of the default, pro rata to their contributions, or otherwise shall be paid to the Participants not in default, pro rata to their Interests. If, upon the default of a Participant pursuant to this paragraph 7.8, the other Participant or Participants, if more than one, do not thereafter elect to contribute pro rata to their Interests or as otherwise agreed by them, the defaulting Participant's Cost Share of the remaining Expenditures, the Operator shall have the right to curtail or abandon the Program.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Program For a Feasibility Report

7.9 Any of the Participants holding in the aggregate not less than a 25% Interest, shall be entitled to request, by written notice to the other Participants for consideration at any meeting of the Management Committee, that the Operator propose a Program for the preparation of a Feasibility Report. If the Management Committee fails to approve such Program within 60 days following receipt of such notice, then the Participant giving such notice shall be entitled to prepare a Feasibility Report at its own expense. The preparation of a Feasibility Report by a Participant or Participants under this paragraph shall not affect the rights of the Operator to continue to propose and carry out Programs as otherwise set forth in this Article.

Participant's Feasibility Report

7.10 In the event that a feasibility report prepared by one or more Participants does not qualify as a Feasibility Report hereunder, then no further action shall be taken in respect thereof and any expenses incurred by the Participant which prepared such feasibility report shall be for its own account and shall not be considered Expenditures made under this Agreement.

Favourable Feasibility Report

7.11 In the event that a feasibility report prepared by the Operator as a Program or by one or more Participants pursuant to paragraph 7.9 qualifies as a Feasibility Report hereunder, then it shall be delivered to the other Participants and the provisions of Article 8 shall apply.

Provision of Security

7.12 To the extent that security (whether in the form of cash, negotiable securities, letters of guarantee, irrevocable letters of credit or otherwise) is required to be posted with or in favour of any regulatory authority or government in connection with Programs, a Production Program or Operating Plan, each of the Participants will lodge security, in such form as may be acceptable to the particular authority, in an amount proportionate to its Interest at the time and to the total amount of security then required by the authority, and if the security will expire at a particular time a Participant will replace or renew its security before that time if required by the authority.

                                   ARTICLE 8
                               PRODUCTION PROGRAM

Delivery of Proposed Production Program

8.1 At any time after delivery to the Participants of a Feasibility Report pursuant to paragraph 7.11, the Operator may, and shall within 120 days of receipt by it from Participants holding in the aggregate not less than a 25% Interest of a request in writing to do so, prepare and deliver to the Participants a Production Program which shall be based on such Feasibility Report. The preparation of the Production Program shall be deemed to be pursuant to a Program in which each Participant has elected to pay its Cost Share of Expenditures incurred thereunder. Within 180 days of the receipt by each Participant from the Operator of a Production Program, each such Participant shall give written notice to the Operator stating whether it elects to contribute its Cost Share of the Production Program. Failure to

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.



give such notice within such 180-day period shall be deemed to be an election by such Participant not to contribute to the Production Program.

Production Program to Proceed

8.2 (1) If all of the Participants elect to contribute their respective Cost Shares of a Production Program, then such Production Program will be deemed to have been adopted by the Joint Venture and, subject to paragraph 8.3, the Operator will proceed with such Production Program.

     (2) If Participants whose Interests total 75% or more elect to contribute their respective Cost Shares of a Production Program, then such Production Program will be deemed to have been adopted by the Joint Venture. Subject to paragraph 8.3, the Operator will forthwith proceed with such Production Program and, on completion of such Production Program, the Interests of the Participants shall be adjusted in accordance with paragraph 5.4.

     (3) If Participants whose Interests total 50% or more but less than 75% elect to contribute their respective Cost Shares of a Production Program, then such Production Program will be deemed to have been adopted by the Joint Venture. Subject to paragraph 8.3, the Operator will forthwith proceed with such Production Program and the Interest of any Participant (the "non-contributing Participant") who has elected not to contribute its Cost Share of such Production Program, if such Interest is greater than 25%, will automatically be reduced to the Carried Interest effective upon the election of the contributing Participants. Thereafter, the contributing Participants will be obliged to bear and pay pro rata the 25% Cost Share of the non-contributing Participant, but following the Completion Date will have the right to receive pro rata according to their relative Interests the 25% share of Mineral Products to which the non-contributing Participant would be entitled, until such time as each has received an amount of Mineral Products, valued in accordance with paragraph 11.2, at 200% of the additional Cost Share borne by the contributing Participant. If a Participant assigns part of its Interest then the Carried Interest to which it and its assignee may become entitled will be in the same proportion as their respective Interests after such assignment. The Interest of any non-contributing Participant who has elected not to contribute its Cost Share pursuant to this paragraph 8.2(3), if such Interest is 25% or less, shall be adjusted in accordance with paragraph 5.4, along with the Interests of the contributing Participants, upon completion of the Production Program.

     (4) If Participants whose Interests total more than 50% elect not to contribute their respective Cost Shares of a Production Program, then such Production Program will be deemed to have been withdrawn.

     (5) If the Feasibility Report on which a Production Program is based was prepared by one or more Participants pursuant to paragraph 7.9, then 125% of the costs thereof as incurred by such Participants and as supported by written evidence shall be deemed to be Expenditures and, within 15 days following a written demand therefor (together with such evidence), the other Participants shall reimburse the Participant or Participants that prepared such Feasibility Report to the extent of their respective Cost Shares thereof. Failure by a Participant to reimburse its Cost Share thereof shall result in dilution of its Interest under paragraph 5.4, with the non-reimbursed portion as aforesaid deemed to have been contributed (in addition to its own Cost Share) by the Participant that prepared the Feasibility Report, or, if more than one Participant, such shall be apportioned among them in accordance with their respective contributions to the Costs of preparing the Feasibility Report.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (6) Production Program Costs shall only be incurred under and pursuant to Production Programs deemed to be adopted pursuant to this paragraph 8.2.

Obligation to Pay Production Program Costs and Overruns

8.3 An election to contribute to a Production Program shall make a Participant liable to pay its Cost Share of all of the Production Program Costs actually incurred under or pursuant to such Production Program, including Production Program Overruns (as hereinafter defined) of up to but not exceeding 10%. The Operator need not proceed with a Production Program until each Participant has delivered proof, satisfactory to the Operator, of the Participant's ability to pay its Cost Share of such Production Program including, if required by the Operator from any Participant whose net worth (according to its last available balance sheet) is less than 300% of its Cost Share of anticipated Production Program Costs, letters of credit or other reasonable guarantees of availability of funds.

Procedures For Payment

8.4 After having elected to contribute to a Production Program which proceeds, each Participant shall, within 15 days after a Cash Call by the Operator, pay such portion of its Cost Share of the Production Program Costs as the Cash Call may require, and provide such security or additional security as may then be required as contemplated in paragraph 7.12.

Meeting Required To Approve Excess Production Program Cost Overruns

8.5 If it appears to the Operator that Production Program Costs will exceed those estimated under the Production Program, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the additional costs and expenses (herein called "Production Program Overruns") and the reasons therefor. If Production Program Overruns are estimated to exceed by 10% those estimated under the Production Program (herein called "Excess Production Program Overruns"), the notice of the Operator shall contain a notice of a meeting of the Management Committee, to be held no sooner than 5 Business Days after the date of delivery of the notice, for the purpose of considering, and if deemed advisable, approving the Excess Production Program Overruns. If the Excess Production Program Overruns are approved by the Management Committee, each Participant shall, within 15 days after the receipt of a written request from the Operator, provide the Operator with its Cost Share of such Excess Production Program Overruns.

Curtailment of Production Program

8.6 If Excess Production Program Overruns are not approved by the Management Committee, as provided in paragraph 8.5, the Operator shall be responsible for them but shall have the right to curtail or abandon the Production Program unless a Participant that has approved such Excess Production Program Overruns has advanced the amount of such Excess Production Program Overruns. On so doing, such Participant shall be entitled to recover the amount of such advance from the sale of Mineral Products of the other Participant or Participants, together with interest thereon from the date advanced at a per annum rate equal to the Prime Rate plus 5%, and the provisions of paragraph 11.3 shall apply with respect thereto.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Effect of Default in Paying Production Program Costs

8.7 If a Participant at any time fails to pay its Cost Share of Production Program Costs (including Production Program Overruns and approved Excess Production Program Overruns) in accordance with paragraph 8.4 or 8.5, the Operator may give written notice to such Participant demanding payment and, if such Participant has not paid such amount, together with interest thereon at Prime Rate plus 6% from the date on which payment was due, within 15 days after receipt of such notice, such Participant shall be deemed to be in default hereunder and either, as the Management Committee (excluding the Participant in default) may determine, (a) its Interest shall be deemed converted to a Net Smelter Return Royalty, or (b) its Interest shall be diluted in accordance with paragraph 5.4 and, in addition, it shall be liable for all damages occasioned to the other Participants by its default hereunder, unaffected by the dilution in its Interest. If the Management Committee adopts alternative (a), thereafter, such defaulting Participant shall have no further rights or interest in respect of the Assets or under this Agreement, save and except for such Net Smelter Return Royalty, and such conversion shall otherwise not relieve the defaulting Participant of any liability or obligation incurred up to the time of such default and conversion. Any interest paid by or recovered from the defaulting Participant shall be for the account of the Participants that provided funds required of them as a result of the default pro rata to their contributions, or otherwise shall be paid to the Participants not in default, pro rata to their Interest.

Operator's Right to Curtail Production Program Upon Default

8.8 If, upon the default of a Participant pursuant to paragraph 8.7, the other Participant or Participants, if more than one, do not thereafter elect to contribute pro rata to their Interests or as otherwise agreed by them, the defaulting Participant's Cost Share of remaining Production Program Costs, the Operator shall have the right to curtail or abandon the Production Program.

Completion Bonus

8.9 Within 30 days after the Completion Date, Kores will pay to Leader a bonus of $300,000 to reflect the achievement of Commercial Production from the Property contributed by Leader to the Joint Venture.

                                   ARTICLE 9
                                OPERATING PLANS

Obligation to Pay Operating Costs and Overruns

9.1 Following the Completion Date, each Participant shall be liable to pay its Cost Share of all Operating Costs incurred under approved Operating Plans, including Operating Cost Overruns (as hereinafter defined) of up to but not exceeding 10%. Operating Costs shall only be incurred under and pursuant to Operating Plans prepared by the Operator and approved by the Management Committee as provided in this Article.

Operating Plans

9.2 At least 90 days prior to the date the Operator anticipates the Completion Date will occur, the Operator will propose and deliver to the Participants an Operating Plan for the first Operating Year.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Subsequently, at least 90 days before the commencement of each succeeding Operating Year, the Operator shall propose an Operating Plan by delivery of such to each Participant for such succeeding Operating Year. Within 30 days of delivery of a proposed Operating Plan hereunder, a meeting of the Management Committee shall be convened to review, amend (if deemed appropriate) and approve same.

Excess Operating Cost Overruns

9.3 Except as herein provided, the Operator shall have the power and authority to deviate from or make modifications to Operating Plans from time to time, in accordance with good engineering and mining practices. If it appears to the Operator that Operating Costs will exceed those estimated under an Operating Plan, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the additional costs and expenses (herein called "Operating Cost Overruns") and the reasons therefor. If Operating Cost Overruns are estimated to exceed by 10% those estimated under the Operating Plan (herein called "Excess Operating Cost Overruns"), the notice of the Operator shall contain a notice of a meeting of the Management Committee, to be held no sooner than 5 Business Days after the date of delivery of the notice, together with a proposed amendment to the Operating Plan. The meeting of the Management Committee shall be convened to review, amend (if deemed appropriate) and approve same. Excess Operating Cost Overruns not approved by the Management Committee will be the responsibility of the Operator.

No Agreement on Operating Plan

9.4 If a proposed Operating Plan or amendment thereto is not approved by the Management Committee, then the Operating Plan or its amendment will be determined by a special arbitration according to the procedures established under article 16 and this paragraph 9.4. In such arbitration, each Participant will be entitled to submit to the arbitrator its proposal for the Operating Plan or amendment thereto and the arbitrator will be entitled to choose from among the submissions received the Operating Plan or amendment thereto which, in the circumstances, provides the optimal return for the Participants over the life of the mine having regard to the nature of the deposit, the condition of the Facilities and current and projected market conditions, but will not be entitled to make any other award. The Operating Plan or amendment thereto chosen by the arbitrator will be deemed to be an Operating Plan or amended Operating Plan approved by the Management Committee for the Operating Year in question.

Payment of Operating Costs

9.5 Following the Completion Date, a Participant shall, within 15 days after receipt of a Cash Call from the Operator, pay such portion of its share of Operating Costs (including Operating Cost Overruns and approved Excess Operating Cost Overruns) as the Cash Call may require.

Effect of Default in Paying Operating Costs

9.6 If a Participant fails to pay all or any part of its Cost Share pursuant to paragraph 9.5, the other Participant or Participants if more than one, shall be entitled, pro rata to their Interests or as otherwise agreed by them, to pay all or a portion of the unpaid Cost Share of the defaulting Participant. If the other Participants pay such unpaid share, then they will be entitled to recover the amount so paid from the sale of the defaulting Participant's share of Mineral Products, together with interest thereon from the date so paid at a per annum rate equal to the Prime Rate plus 6%, and the provisions of paragraphs
11.3 and 15.4 will apply.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Participant May Require Operations To Be Shut Down

9.7 Any Participant shall be entitled, by notice in writing to the Operator and the other Participant, to require that Operation of the Property as a mine be suspended if for a period of 6 consecutive months:

     (a) such Participant can demonstrate (as set forth in such notice) that its Cost Share of Operating Costs has exceeded the proceeds from the sale of its share of Mineral Products; and

     (b) within 30 days after receipt of such notice, the other Participant has not demonstrated to the Operator that the proceeds from the sale of its share of Mineral Products have equalled or exceeded its Cost Share of Operating Costs during such six month period.

If such notice is given to the Operator it shall prepare an Operating Plan for placing the mine on care and maintenance and shall convene a meeting of the Management Committee to approve such Operating Plan.

Resumption of Operations

9.8 If at any time after the suspension of operations pursuant to paragraph 9.7, the Operator determines that the mine can be placed back into Commercial Production with the Participants' Cost Share of Operating Costs being not more than 80% of the proceeds which they should realize on the sale of their share of Mineral Products, the Operator shall prepare an Operating Plan for the resumption of Operation of the Property as a mine and shall convene a meeting of the Management Committee to approve such Operating Plan.

                                   ARTICLE 10
                              MANAGEMENT COMMITTEE

Management Committee

10.1 The Participants shall, as soon as is practicable after the Effective Date, establish a Management Committee, which shall direct and control the operations of the Joint Venture and for such purposes shall have full right, power. and authority to direct and control the Operator in its conduct of activities hereunder and to determine Joint Venture policies, objectives, procedures, methods and actions under this Agreement.

Members

10.2 After the Effective Date, and before the first anniversary of this Agreement, each Participant shall be entitled to two members on the Management Committee. A Participant may from time to time revoke in writing the appointment of any of its nominees on the Management Committee and appoint in writing another in his place. A Participant may from time to time in writing appoint one alternate member for any member theretofore appointed by such Participant.
Alternate members may attend meetings of the Management Committee and, in the absence of the member, his alternate member may vote and otherwise act in the place and stead of a member. Whenever any member or alternate member votes or acts, his votes or actions shall for all purposes of this Agreement be considered the actions of the

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Participant whom he represents. The Participants shall give written notice to each other from time to time as to names, addresses and telephone, telex and facsimile numbers of their respective members and alternates on the Management Committee.

Time and Place of Meetings

10.3 Meetings of the Management Committee shall be held not less than quarterly and in Calgary, Alberta unless all members of the Management Committee agree otherwise. Any member of the Management Committee may call a meeting at any time by giving seven days' notice to the other members of the time and place of such meeting and the general nature of the business to be conducted. Any member of the Management Committee, or his alternate, may waive in writing the giving of such notice before or after such meeting. Otherwise, the giving of notices under this Article shall be governed by Article 17. Any meeting may be held by telephone conference provided that the representatives of Kores agree and that during such conference all members present can hear and be heard by the other members.

Resolutions in Writing

10.4 Any resolution in writing signed by all members of the Management Committee in one or more counterparts shall be as valid and binding as if passed at a meeting of the Management Committee duly called and constituted.

Quorum

10.5 Except as herein set out, a quorum for any meeting of the Management Committee shall consist of a member or members representing each Participant whose Interest is 25% or more provided that prior to the Final Vesting Date a quorum shall include a member appointed by Kores. If a quorum is not present within 30 minutes after the time fixed for holding any such meeting, the meeting shall be adjourned to the 6th Business Day thereafter at the same time and place. Notice of any adjournment shall be given forthwith to each member of the Management Committee who was not present at the adjourned meeting. At the meeting to which the prior meeting was adjourned, the members (or their respective alternates) present in person shall form a quorum and may transact the business for which the meeting was originally convened.

Voting

10.6 At any time, the members of the Management Committee (or their respective alternates) shall in aggregate have the number of votes which is equal in number to the Interest held by their appointing Participant at such time, half of which votes shall be exercised by each member when both of them (or their respective alternates) are present. The Management Committee shall decide all matters coming before it at a meeting by the affirmative vote of a majority of the votes entitled to be cast by members at the meeting. The representative of the Operator shall act as Chair for each meeting of the Management Committee and, as such, shall have an additional or casting vote in the case of an equality of votes on any matter. Notwithstanding any other provision of this paragraph 10.6, prior to the Final Vesting Date Kores will, solely for the purposes of this paragraph 10.6, be deemed to have an Interest of 51% and the member it appoints will in aggregate have 51 votes in respect of Management Committee matters.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Secretary and Records

10.7 The Management Committee shall appoint a Secretary (who need not be a member of the Management Committee) who shall keep a record of the meetings of the Management Committee, and circulate to all members minutes of each meeting promptly after the conclusion thereof. Each Participant shall have the right to examine and take extracts of all records of the Management Committee (which shall be maintained by the operator) at reasonable times and on reasonable notice at the Operator's offices during regular business hours.

                                   ARTICLE 11
                           DISPOSITION OF PRODUCTION

Taking In Kind

11.1 Each Participant shall, subject to paragraph 11.3 and Article 15, take in kind and separately dispose of its share (in proportion to its Interest) of Mineral Products.

Valuing Mineral Products

11.2 For the purposes of determining the value of Mineral Products taken in kind, Mineral Products shall be valued and accounted for as of the time of delivery to or settlement with the purchaser or purchasers thereof, after deduction of all costs of or related to the marketing thereof, including without limitation:

     (a)  all costs of storage and transportation, including insurance;

     (b)  all commissions and discounts;

     (c) such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices; and

     (d) all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by the Operator for the account of a Participant in connection with the disposition of Mineral Products hereunder.

Right to Share of Production

11.3 If a Participant makes any payment on behalf of a defaulting Participant pursuant to paragraph 9.6, or if a Participant advances Excess Production Program Overruns pursuant to paragraph 8.6, then such Participant shall have the prior and first right to receive the share of Mineral Products of the defaulting Participant or the Participant which did not advance Excess Production Program Overruns, as the case may be, until such Participant has received Mineral Products in kind of a value, determined under paragraph 11.2, equal to the amount advanced together with interest thereon at the rate specified in paragraph 8.6 or 9.6, as the case may be.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


11.4 The accounts and records of the paying or advancing Participants relating to Mineral Products taken in kind or to the calculation of proceeds from the sale thereof as contemplated in paragraph 11.3 may, at the direction of the defaulting or non-advancing Participant, be audited annually at the end of each Operating Year. Any adjustments required by such audit shall be made forthwith and a copy of the audited statements shall be delivered to the relevant Participants. All such accounts and records shall be deemed to be correct and accurate unless questioned by a Participant within 12 months following the end of the Operating Year to which the accounts relate. The Participants shall make all reasonable efforts to conduct audits in a manner, which will result in a minimum of inconvenience to the Participant subject to the audit.

Non-Arm's Length Sale of Product

11.5 If a Participant or an Affiliate of a Participant is a purchaser of Mineral Products hereunder, and if the value of such Mineral Products is used to determine any matter arising under this Article, then the Participant shall be deemed to have received no less than competitive prices for all Mineral Products so sold.

                                   ARTICLE 12
                            CONFIDENTIAL INFORMATION

Obligation Not To Disclose

12.1 Each party agrees that all information obtained hereunder shall be the exclusive property of the parties and shall not be publicly disclosed or used other than for the activities contemplated hereunder, except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or in connection with the filing of an annual information form, prospectus or similar document, or with the written consent of the other parties, such consent not to be unreasonably withheld, provided that the provisions of this Article do not apply to information which is or becomes part of the public domain other than through a breach of the terms hereof.

Consent To Disclose

12.2 Consent to disclosure of information hereunder shall not be unreasonably withheld where a party wishes to disclose any such information to a third party for the purpose of arranging financing for its contributions hereunder or for the purpose of selling its Interest in the Assets or its interest in this Agreement, provided that such third party gives its undertaking to the Participants that any such information not theretofore publicly disclosed shall be kept confidential and not disclosed to others for a period agreed upon by the Participants, which shall not be less than two years in duration.

No Liability For Actions of Third Parties

12.3 Where a request is made by written notice for permission to disclose confidential information hereunder (which notice shall specify the reason for the disclosure and the name of the person to whom disclosure is to be made), the other parties shall reply thereto within three Business Days after receipt of such request, failing which a party shall be deemed to have consented to such disclosure in the limited circumstances specified in such request.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Approval of Kores Required

12.4 Leader shall consult with Kores prior to issuing any press release or other public statement regarding the Property or the activities of the parties with respect thereto. In addition, Leader shall obtain prior approval from Kores before issuing any press release or public statement using Kores' name or the name of any of Kores' Associated Companies or any of the officers, directors or employees of Kores or its Associated Companies.

Approval of Leader Required

12.5 Kores shall consult with Leader prior to issuing any press release or other public statement regarding the Property or the activities of the parties with respect thereto. In addition, Kores shall obtain prior approval from Leader before issuing any press release or public statement using Leader's name or the name of any of Leader's Associated Companies or any of the officers, directors or employees of Leader or its Associated Companies.

                                   ARTICLE 13
                           RESTRICTIONS ON ALIENATION

No Sale of Interest Except as specified

13.1 Except in accordance with this Agreement no party shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate any or all of its Interest or transfer or assign any of its rights under the Agreement including, without limitation, the Net Smelter Return Royalty.

13.2 A party shall not sell any of its Interest or transfer or assign any of its rights under this Agreement except:

     (a) in the case of an assignment of a Net Smelter Return Royalty, in its entirety and subject to paragraph 5.6;

     (b) pursuant to an agreement in which the consideration is expressed only in lawful money of Canada or of the United States of America;

     (c) as a single transaction not directly or indirectly part of some other sale or purchase or agreement for any additional consideration of any nature whatsoever; and

     (d) when there is no default of any of the covenants and agreements herein contained by such party;

nor shall it make any assignment of less than its entire Interest if after giving effect thereto it will hold less than or equal to a 15% Interest.

Sales To Affiliates

13.3 Nothing in the Article shall prevent:

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

     (a) a sale by a party of all or part of its Interest or a transfer or assignment of all its rights under this Agreement to an Affiliate of such party provided that such Affiliate first assumes and agrees to be bound by the terms of this Agreement, and further provided that a Participant may not, after such a sale or transfer to an Affiliate, take or permit any action whereby the Affiliate will cease to be an Affiliate without first either causing the Affiliate to retransfer such Interest to the Participant from whom the Interest was acquired or causing the Affiliate to offer the Interest at fair market value to the other Participants in the manner provided in this Article. If the other Participants do not agree with the fair market value placed upon the Interest, they shall notify the offeror of such within 15 days of receipt of the offer. If an agreement cannot be reached on the fair market value of the Interest within 90 days of the expiration of the 15-day period, the value will be determined by arbitration pursuant to
          Article 16;

     (b) a joint disposition of the Property or all or any part of the other assets constituting any part of the Assets to a third party by all the Participants;

     (c) an amalgamation or corporate reorganization involving a party hereto which has the effect in law of the amalgamated or surviving corporation possessing all the properties, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor corporation; or

     (d) a sale, forfeiture, charge, withdrawal, transfer or other disposition or encumbrance which is otherwise specifically required or permitted under this Agreement.

Terms of an Offer

13.4 Subject to the foregoing, any party hereto (in this Article called the "Offeror") intending to sell all or part of its Interest or transfer or assign any of its rights under this Agreement shall first give notice in writing to the Participants (in this Article called the "Offeree") of such intention together with the terms and conditions on which the Offeror intends to sell its Interest or transfer or assign its rights under this Agreement.

13.5 If any party hereto (in this Article also called the "Offeror") receives an offer to purchase any of its Interest or rights under this Agreement which meets the requirements of paragraph 13.2 and which it intends to accept, the Offeror shall not accept the same unless and until the Offeror has first offered to sell such Interest or rights to the Participants (in this Article also called the "Offeree") on the same terms and conditions as in the offer received and the same has not been accepted by the Offeree in accordance with paragraph 13.7.

13.6 Any  communication  of an intention to sell  pursuant to paragraph  13.4 or
13.5 shall be in writing delivered in accordance with Article 17 and shall:

     (a) set out fully and clearly all of the terms and conditions of any intended sale;

     (b) if it is made pursuant to paragraph 13.5, include a true copy of the offer received; and

     (c) if it is made pursuant to paragraph 13.5, clearly identify the offering party and include such information as is known by the Offeror about such offering party;

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

and such communication will be deemed to constitute an offer (the "Offer") by the Offeror to the Offeree (if more than one the Offer shall be made to the Offerees in proportion to their respective Interests) to sell the Offeror's Interest or transfer or assign its rights under this Agreement to the Offeree on the terms and conditions set out in such Offer.

13.7 Any Offer made as contemplated in paragraph 13.6 shall be open for acceptance by the Offeree for a period of3O days from the date of receipt by the Offeree.

Effect of Acceptance of Offer

13.8 If the Offeree accepts the Offer within the time provided in paragraph 13.7, then such acceptance shall constitute a binding agreement of purchase and sale between the Offeror and the Offeree for the Offeror's Interest or rights under this Agreement on the terms and conditions set out in the Offer. If there is more than one Offeree that accepts, then the acceptance shall be in proportion to their respective Interests or as otherwise agreed by them.

Effect of Not Accepting an Offer

13.9 If no Offeree accepts the Offer within the time limited, the Offeror may complete the sale of its Interest or its rights under this Agreement on terms and conditions no less favourable to the Offeror than those set out in the Offer and, where applicable, only to the party making the original offer to the Offeror as contemplated in paragraph 13.5, and in any event such sale will be completed within 60 days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this Article.

No Coincident Offers

13.10 Following an Offer under paragraph 13.6, no other Offer may be made by the Offeror unless and until the 60-day period referred to in paragraph 13.9 has expired and no sale of the Offeror's Interest or rights has been completed in accordance with the terms of the first-mentioned Offer.

Operatorship Is Not Transferable Without Consent

13.11 If a party which is the Operator sells its Interest or transfers or assigns its rights under this Agreement to a third party, its rights and obligations as Operator under this Agreement shall not be included in such sale unless the third party is capable of assuming and performing the duties and obligations of the Operator imposed under this Agreement and the consent of all Participants is first had and obtained, such consent not to be unreasonably withheld.

Purchaser's Agreement To Be Bound

13.12 As a condition of the purchase of an Interest or the rights of a party hereto under this Agreement, the purchaser shall covenant and agree that it will be bound by this Agreement, including this Article 13, and prior to the completion of any such purchase, the purchaser shall deliver to each of the other parties hereto notice to that effect in a form satisfactory to such parties.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Obligation To Hold Interest Free of Encumbrances

13.13 Except as hereinafter provided in this Article 13, a Participant shall not encumber or suffer to exist any lien, charge or encumbrance on its Interest.

Limited Right to Mortgage

13.14 Notwithstanding the provisions of paragraph 13.13, a Participant may pledge, mortgage, charge, grant a security interest in or otherwise encumber (in this paragraph a "Charge") the whole or any part of its respective Interest in order to finance its Cost Share of Production Program Costs or Operating Costs, but only upon the condition that the holder of such Charge, (in this paragraph a "Chargee"), first enters into a written agreement with the other Participants in form satisfactory to counsel for such other Participants, binding upon the Chargee, to the effect that:

     (a)  the  Chargee  will  not  enter  into   possession   or  institute  any
          proceedings for foreclosure or partition of the encumbering Participant's Interest and that the Charge shall be subject to the provisions of this Agreement including, without limitation, the provisions of Articles 11 and 15; and

     (b)  the Chargee's  remedies  under the Charge shall be limited to the sale
          of  the  whole,   (but  only  of  the  whole),   of  the   encumbering
          Participant's secured Interest:

          (i) to the other Participants, if more than one then in proportion to their respective Interests at that time; or

          failing any such sale then either:

          (ii) at a public auction to be held after 90 days' prior notice to the other Participants but with a reserve price and terms no more favourable to a third party purchaser than those last offered by the Chargee to, and declined by, the other Participants, or

          (iii) through private sale;

     and provided that, prior to completing the purchase, the purchaser delivers an agreement, in form reasonably satisfactory to counsel for the other Participants, that it assumes the obligations of the encumbering Participant under this Agreement and agrees to be bound by the terms of this Agreement as a Participant and party hereunder.

Waiver of Right to Partition

13.15 Each Participant hereto hereby waives its rights to seek partition of the Property or any part thereof.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


                                   ARTICLE 14
                        AREA OF INTEREST AND ABANDONMENT

Acquisition of Additional Rights

14.1 If, during the currency of this Agreement, any Participant or any Affiliate or agent thereof (the Participant involved herein called an "Acquiring Party") by staking or otherwise, directly or indirectly, acquires or proposes to acquire any right to explore, to mine, to take water or to use surface lands (or any interest in any such rights) in any area within the Area of Interest (herein called an "Additional Right"), such Additional Right will be subject to the terms of paragraphs 14.2, 14.3 and 14.4.

Notice of Acquisition of Additional Rights

14.2 The Acquiring Party will notify the Participants in writing (the "Acquisition Notice") of the acquisition or proposed acquisition of Additional Rights as contemplated hereby within thirty (30) days of making the acquisition or developing the proposal. The Acquisition Notice will specify the nature and location of the Additional Rights, the acquisition costs, the terms upon which the acquisition is proposed to be made or was made and any other information which may be relevant.

Election to Acquire

14.3 If the non-acquiring Participants elect to make an Additional Right subject to this Agreement, the Operator will pay to the Acquiring Party the whole amount of such acquisition cost and will include such costs in any subsequent Cash Call. Such Additional Right will thereafter form part of the Property for all purposes of this Agreement. The Operator will do or cause to be done all such acts and things and will execute such instruments as are necessary to convey an undivided beneficial and legal interest in and to the Additional Right to each Participant in proportion to its Participation Interest. If the non-acquiring Participants do not elect to make an Additional. Right subject to this Agreement as herein provided, then all costs incurred by the Acquiring Party will be solely for its own account and such Additional Right will be held by the Acquiring Party free and clear of any further obligations to the Participants under the provisions of this Agreement and the area covered by the Additional Right will not thereafter form part of the Area of Interest.

Meaning of "Acquisition Costs"

14.4 For purposes of this Article 14, "Acquisition Costs" means the consideration paid in respect of the acquisition of the Additional Right including the purchase price, registration fees, legal costs and other out-of-pocket costs, but does not include an allocation of the overhead of the Acquiring Party or fees or payments paid by the Acquiring Party to any Affiliate or to either of their employees, officers or directors. If any Acquisition Costs are not expressed in money, such Acquisition Costs will be, for purposes of this definition, the value of such costs in money calculated on the basis that the Acquiring Party will make no profit or loss therefrom.

Abandonment of Property

14.5 The Management Committee may decide to surrender or abandon a portion of the Property. provided such decision is made at least 180 days prior to the date on which such portion shall cease to be in good standing in the records of the appropriate governmental authority, and provided further that notice 2.. ~

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

of such proposed abandonment is forthwith given to any Participant which was not represented at the meeting at which such decision was made. Those Participants which did not vote in favour of the abandonment may elect, by notice to the Operator within 30 days following the meeting or such notification, as the case may be, that the portion to be abandoned be transferred to it, or if more than one, to them in proportion to their respective Interests, whereupon the Operator and those Participants that voted in favour of the abandonment shall, forthwith after the expiry of the applicable 30-day period, transfer, assign and quit claim the subject portion to the Participant or Participants so electing. Failing any such election, the subject portion may be abandoned or surrendered as decided upon. Following a transfer or abandonment under this paragraph, the portion so transferred or abandoned shall thereafter cease to form part of the Property and shall no longer be subject to this Agreement, save and except with respect to such obligations or liabilities of the Participants as have accrued hereunder up to the date of such transfer or abandonment.

                                   ARTICLE 15
                                OPERATOR'S LIEN

Operator's Lien

15.1 Each Participant hereby mortgages, charges, assigns and grants a security interest (a "Lien") to and in favour of the Operator in:

     (a) the undivided share of Mineral Products owned or to be owned by such Participant;

     (b)  the Interest of such Participant; and

     (c) all personal property in any form derived directly or indirectly from any dealing with or comprised in or related to the collateral described in subparagraphs (a) and (b), or the proceeds therefrom, including insurance proceeds and any other payment representing indemnity or compensation for loss of or damage thereto or the proceeds therefrom,

     (collectively, the "Collateral") as security for:

     (d) their respective obligations from time to time to make contributions to Operating Costs as contemplated in Article 9; and

     (e) their respective shares of the costs of a termination and liquidation under paragraph 6.6.

Enforcement of Lien By the Operator

15.2 Such Lien in respect of a Participant who is in default of one or more of its obligations as specified in paragraph 15.1 (in this Article 15 a "Defaulting Participant") may be enforced by the Operator against the Defaulting Participant by any one or more of the following:

     (a) the sale or lease (either to one or more of the other Participants, or to a third party, but subject to Article 13) of all or part of the Interest of the Defaulting Participant for cash or on credit or partly for cash and partly on credit;

                                       42
Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (b) the sale of the Defaulting Participant's share of Mineral Products for cash or on credit or partly for cash and partly on credit;

     (c) the collection and/or retention of receipts due to the Defaulting Participant from the sale of Mineral Products or any other Assets and the application of the receipts so collected to the obligations, amounts and costs referred to in subparagraphs 15.1(d) and (e); or

     (d) without restricting the provisions of subparagraphs (a), (b) and (c), the exercise by the Operator of any other rights and remedies available at law or in equity, which may be exercised in the alternative, concurrently or cumulatively.

In the case of the sale of the Defaulting Participant's Interest or the sale of Mineral Products pursuant to subparagraph (a) and (b) respectively, the Defaulting Participant shall execute and deliver to the purchaser on demand any instrument reasonably necessary to confirm to the purchaser the title to the property so sold and the Operator is hereby irrevocably authorized by each Participant to execute on its behalf and in its name any such confirmatory instrument.

Participant's Lien

15.3 Each Participant hereby grants a Lien to and in favour of each other Participant in the Collateral as security for repayment by the Defaulting
Participant of all amounts paid or advanced by the Participant pursuant to paragraphs 8.6, 9.6 and to which it may be entitled pursuant to paragraph 8.7, together with interest thereon at the rate specified in paragraph 8.6, 8.7 or 9.6, as the case may be. The Lien under this paragraph 15.3 shall rank pari passu with the Operator's lien under paragraph 15.1 and may be enforced in accordance with the provisions of paragraph 15.2 mutatis mutandis.

Right of Participant To Deal With Mineral Product

15.4 The Liens hereby granted by each Participant to the Operator and to each of the other Participants shall in no way hinder or prevent a Participant, at any time or from time to time until the security interest hereby constituted shall have become enforceable, from:

     (a) selling, assigning, transferring, conveying or otherwise disposing of all or any part of its Mineral Products, free from such Liens, in the ordinary course of its business and for the purpose of carrying on the same, provided that any forward sale commitment by a Participant shall be without prejudice to enforcement by the Operator or another Participant of its Lien in respect of any Mineral Products that have not at the time been delivered to meet that commitment.

     (b) selling, assigning, conveying, transferring or otherwise disposing of all or an undivided part of its Interest in accordance with the provisions of Article 13;

     (c) granting a charge as contemplated in and in accordance with paragraph 13.14;

provided that any such action is not otherwise in breach of any provision of the Agreement.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.



                                   ARTICLE 16
                                  ARBITRATION

Arbitration of Disputes

16.1 All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre ("BCICAC") by a sole arbitrator.

Notice to Arbitrate

16.2 Any party may refer any such matter to arbitration by written notice to the others and, within 30 days after receipt of such notice, the parties will endeavour to agree on the appointment of an arbitrator, who shall be capable of commencing the arbitration within 21 days of his appointment. The arbitrator shall be a person who by a combination of education and experience is competent to adjudicate the matter in dispute and who has indicated his willingness and ability to act as arbitrator in accordance with this Article 16.

BCICAC Arbitration

16.3 The appointing authority for the arbitration shall be the BCICAC. The case shall be administered by the BCICAC in accordance with its "Procedures for Cases under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada, and the language of the arbitration shall be English.

Arbitration Award

16.4 The award of the arbitrator shall be final and binding upon each of the parties and shall not be subject to appeal or judicial review.

                                   ARTICLE 17
                                     NOTICE

Means of Notice

17.1 Any notice, direction or other communication required or permitted to be given under this Agreement shall be in writing and may be given by personal delivery or by electronic means such as facsimile transfer or other similar form of telecommunication, in each case addressed as follows:

          (a)       If to Leader Mining International Inc. at:
                    530 - 400 Fifth Avenue S.W.
                    Calgary, Alberta
                    T2P 0L6
                    Attention: Jasi Nikhanj
                    Fax: 1-403-234-7504

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


          b)        If to Kores Canada Corp. at:
                    c/o Korea Resources Corporation
                    686-48 Shindaebang-Dong, Dongjak-Ku
                    Seoul 156-706, Korea
                    Attention: Sung-Hoon Kang
                    Fax: 82-2-840-5608

                    with a copy to:

                    Stikeman, Elliott
                    1700 -- 666 Burrard Street
                    Vancouver, British Columbia
                    V6C 2X8
                    Attention: Janis D. Busse
                    Fax:1-604-681-1825

Effective Time of Notice

17.2 Any notice, direction or other communication aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, transmitted electronically, will be deemed to have been given and received on the first Business Day following transmission thereof, unless the recipient can demonstrate on the balance of probabilities that the transmission was not by then received.

Change of Address For Notice

17.3 Any party may at any time give to any other party notice in writing of any change of address detail for the party giving such notice, and from and after the giving of such notice, the address details set for in paragraph 17.1 will be deemed to be so modified.

                                   ARTICLE 18
                                 FORCE MAJEURE

Events

18.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted court or governmental authority, nonavailability of materials or transportation or protests or demonstrations by environmental lobbyists, First Nations or indigenous peoples' groups (each an "Intervening Event").

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Extension of Time Periods

18.2 All time limits imposed by this Agreement (other than for the payment of monies) affected by an Intervening Event will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in this Article.

Obligation To Eliminate Events Causing Force Majeure

18.3 A party relying on the provisions of this Article will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical. but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted court or governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

Notice of Occurrence

18.4 A party relying on the provisions of this Article shall give notice to the other parties forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

                                   ARTICLE 19
                               GENERAL PROVISIONS

Entire Agreement

19.1 This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto except that amendments to any part of this Agreement other than the definition of Net Smelter Return Royalty and Schedule 2 may be made by the Participants and without the execution thereof by any party that holds a Net Smelter Return Royalty and shall be as effective as if executed by each such party.

Waiver

19.2 No consent or waiver, express or implied, by any party to or of any breach or default by any other party of any or all of its obligations under this Agreement will:

     (a) be valid unless it is in writing and stated to be a consent or waiver hereunder;

     (b) be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (d) eliminate or modify the need for a specific consent or waiver in any other or subsequent instance.

Further Assurances

19.3 The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

Manner of Payment

19.4 Except as otherwise provided herein, all payments to be made to any party hereunder may be made by cheque or draft mailed or delivered to such party at its address for notice as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Such bank or banks shall be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

Termination

19.5 (1) In addition to provisions for its termination elsewhere in this Agreement, the Joint Venture will terminate:

     (a) when there are only two Participants, upon the conversion of a Participant's Interest to the Net Smelter Return Royalty, or to the Carried Interest as contemplated in paragraph 8.2, or otherwise when there is only one Participant remaining;

     (b) if the Participants have agreed to wind up the Joint Venture or it has been terminated pursuant to paragraph 6.6, then following the sale, abandonment or liquidation of all of the Assets and the distribution of the proceeds therefrom and any other Joint Venture funds, net of any Joint Venture obligations and liabilities, to the Participants pro rata according to their Interests, but only if all reclamation and closure obligations of the Joint Venture have been paid or provided for.

Upon any termination which results from there being only one Participant, such Participant will continue to have and bear all of the Participant's rights and obligations in relation to any Net Smelter Return Royalty (including, without limitation, the purchase option described in paragraph 5.6) and any Carried Interest remaining at the time of such termination.

     (2) This Agreement will terminate upon the occurrence of the earliest of:

     (a) the Effective Date or the first Anniversary Date, as described in paragraph 3.4;

     (b)  the termination of the Joint Venture pursuant to paragraph 19.5(l)(b);

     (c) after the Joint Venture has been terminated and only the Net Smelter Return Royalty remains, upon the exercise of the purchase option described in paragraph 5.6.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Default

19.6 Except for the provisions of this Agreement providing for elections to contribute and contributions to Programs and Production Programs and Operating Costs, with which the Participants must strictly comply, and except as otherwise provided in this Agreement, if any Participant is in default of any requirement herein set forth, any other Participant may give written notice to the defaulting Participant specifying the default. The defaulting Participant will, as soon as possible after receipt of such notice commence to remedy the default. Failure to promptly to commence to remedy the default or to cure the default (and thereafter to proceed continuously and diligently to complete all required remedial action) within the 30-day period after such notice will be grounds any non-defaulting Participant to seek any remedy to which it may be entitled on account of such default; provided that if there is any disagreement between the defaulting Participant and any other Participant as to whether a default has occurred, then the matter may be submitted to arbitration under Article 16, and the Participant in question shall not be considered in default of any obligation determined by the arbitration so long as it commences to remedy the default within 10 days after the arbitration decision or within such longer period as may be fixed in the arbitration award.

Time of The Essence

Time shall be of the essence in the performance of this Agreement.

Enurement

19.8 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Rule Against Perpetuities

19.9 If any right, power or interest of any party in any property under this Agreement would violate the rule against perpetuities, then such right, power, or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of execution of this Agreement.

Remedies

19.10 Each of the Participants agrees that its failure to comply with the covenants and restrictions set out in Articles 12, 13 and 14, could constitute an injury and damage to the other Participants impossible to measure monetarily and, in the event of any such failure, the other Participants shall, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing any acquisition, sale, transfer, charge or encumbrance save in accordance with or as required by the provisions of Articles 13 or 14, or restraining or enjoining any breach of Article 12, as the case may be, and any party intending to breach the provisions of said Articles 12, 13, or 14, hereby waives any defence it might have in law to such injunctive or other equitable relief.

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

                                   EXECUTION

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written~


                                             LEADER MINING INTERNATIONAL INC.

                                             by:/s/

                                             and: /s/


                                             KORES CANADA CORP.


                                             by:/s/

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


                                   SCHEDULE 1

to an Agreement between Leader Mining International Inc. and Kores Canada Corp. dated as of the 10th day of November, 1999.

                                    PROPERTY

PART I - LEADER PROPERTY
-registered owner: Leader Mining International Inc. 100%


Disposition              Ha             Work Due            Credit $

ML 5269                  648            Oct.8/OO            4,109,152.63
CBS 2128                 1100           Feb.19/OO           4,426.16
CBS 3144                 413            Jul.14/OO           1,661.82
CBS 6822                 950            Jan.17/OO           13,610.77
CBS 6824                 700            Mar.1O/OO           2,816.66
CBS 6825                 100            Mar.19/OO           402.37
CBS 6826                 1000           Mar.13/OO           4,023.79
CBS 6827                 1000           Mar.13/OO           4,023.79
CBS 6828                 840            Jan.27/OO           3,379.99
CBS 6829                 700            Jan.28/OO           2,816.66
CBS 6830                 900            Jan.28/OO           3,621.42
CBS 6833                 408            Feb.1O/OO           1,641.70
CBS 6834                 900            Jan.31/OO           2,086.25
CBS 6835                 1275           Jan.31/OO           23,956.45
CBS 6935                 1650           Mar.17/OO           6,639.25
CBS 8387                 806            Mar.4/OO            3,243.17
CBS 8388                 300            Mar.4/OO            1,207.13
CBS 8389                 2065           Mar.4/OO            8,339.11
CBS 8390                 1500           Mar.4/OO            6,035.67
CBS 8391                 615            Mar.4/OO            2,474.64
CBS 8392                 954            Feb.26/OO           3,838.69
CBS 8393                 225            Feb.26/OO           905.36
CBS 8394                 225            Feb.26/OO           905.36
CBS 8395                 100            Feb.26/OO           402.37

                              Schedule I-- Page 2

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

Disposition              Ha             Work Due            Credit $

CBS 8396                 225            Feb.26/00           905.36
CBS 8397                 100            Feb.26/00           402.37
CBS 8398                 300            June 12/00          1,207.13
CBS 8399                 225            June 12/00          905.36
CBS 8400                 1600           June 12/00          6,438.05
CBS 8401                 600            Mar.l0/00           2,414.28
CBS 8402                 825            Mar.10/00           3,319.62
CBS 8403                 1192           Mar.l0/00           4,796.36
S92754                   790            Feb.20/00           3,298.80
S92755                   1450           Feb.4/00            105,270.64
S95890                   1100           Jan.31/00           14,492.83
S96198                   940            Feb.7/00            69,265.51
S102633                  1000           Feb.19/00           4,023.79
S102634                  1250           Feb.19/00           5,029.72
S102635                  800            Feb.26/00           3,219.03
S102636                  150            Feb.24/00           603.57
S102637                  100            Feb.26/00           96,893.52
S102638                  250            Feb.26/00           343,404.33
S102639                  565            Feb.26/00           2,273.44
S102640                  416            Feb.19/00           1,673.89
S102641                  225            Feb.25/00           905.36
S102642                  100            Feb.25/00           402.37
S105553                  3910           June 4/00           15,733.01
S105554                  400            June 6/00           1,609.51
S105555                  2515           June 4/00           10,119.82
S105556                  135            June 4/00           543.22
S105557                  1625           June 6/00           6,538.65
S105558                  825            June 6/00           3,319.62
S105559                  225            June 6/00           905.36
S105560                  900            June 12/00          3,621.42
S105561                  300            June 12/00          1,207.13
S105562                  1800           June 12/00          221,939.51

                              Schedule I -- Page 3

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Disposition              Ha             Work Due            Credit $

S105563                  86             Oct.6/00            62,203.73
S105564                  531            Oct.21/00           30,595.84
S105565                  1030           Oct.22/00           98,124.35
S105566                  1361           Oct.27/00           63,776.15
S105567                  2839           Oct.27/00           177,626.78
S105569                  2269           Mar.17/00           9,129.97
S105570                  782            Mar.17/00           3,146.61
S105571                  215            Mar.17/00           865.00
S105572                  1023           Mar.17/00           4,116.33
S105573                  3420           Mar.24/00           13,761.35
S105574                  1025           Mar.27/00           4,124.38
S105575                  3698           Mar.24/00           14,879.96
S105576                  233            Mar.27/00           937.55
S105577                  28             Mar.27/00           112.67
S105578                  113            Mar.27/00           454.68
S105579                  2382           Apr.11/00           9,584.66
S105580                  4264           Apr.1l/00           17,157.43
S105581                  538            Oct.28/00           2,164.80
S105582                  248            Oct.28/00           997.90
S105613                  1560           Mar.9/00            24,997.12
S105614                  999            Oct.28/00           4,019.76
S105615                  900            Mar.9/00            14,421.42
S105616                  280            Mar.20/00           4,486.67
S105996                  1036           Apr.l/00            18,847.73
S105997                  335            Apr.1/00            8,618.60
S106002                  454            Mar.20/00           7,274.80

                              Schedule I-- Page 4

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


PART II- COPPER OUEST PROPERTY
- registered owner: Copperquest Inc.


Disposition              Ha             Work Due            Credit $

CBS 3187                 437            Oct.18/00           3,182.86
CBS 3188                 699            Oct.18/00           71,172.86
CBS 3189                 1117           Oct.18/99           4,494.57
CBS 3190                 515            Oct.18/00           44,960.54
CBS 3223                 100            Oct.18/00           800.81
CBS 3224                 312            Oct.18/00           14,616.47
CBS 3225                 210            Aug.1/00            96,316.42
CBS 3226                 225            Aug.1/00            414,711.89

                              Schedule I -- Page 5

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


PART III - CONSOLIDATED PINE CHANNEL PROPERTY
-registered owner: Consolidated Pine Channel Gold Corp. 100%


Disposition              Ha             Work Due            Credit $

S99064                   76             Jan.23/00           1,883.01
899065                   24             Jan.23/00           594.64
899066                   40             Jan.23/00           991.07
8104649                  560            Oct.13/99           434.74
8104835                  150            Feb.20/00           116.46
8104836                  270            Feb.20/0O           210.22
8104837                  875            Dec.14/99           679.30
8104995                  1575           Feb.20/00           1,222.74
8104996                  620            Dec.14/99           481.34
8105168                  420            Feb.20/00           326.09
8105169                  144            Feb.20/00           111.81

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


                                   SCHEDULE 2

to an Agreement between Leader Mining International Inc. and Kores Canada Corp. dated as of the 10th day of November, 1999.

                           NET SMELTER RETURN ROYALTY

Interpretation

1.1 Where used herein:

     "Agreement" means the above-referenced agreement, including any amendments thereto or renewals or extensions thereof;

     "Deductions" means the deductions from Gross Sales that are permitted in determining the Royalty under the Agreement;

     "Gross Sales" means the gross revenues from sales of Mineral Products;

     "Holder" means the person or persons that are from time to time entitled to be paid the Royalty under the Agreement;

     "Royalty" means the Net Smelter Return Royalty payable under the Agreement;

     and all other defined terms used in this Schedule, which are not defined herein, have the meanings ascribed thereto in the Agreement.

1.2 All calculations and computations relating to the Royalty shall be carried out in accordance with Canadian generally accepted accounting principles to the extent that such principles are not inconsistent with the provisions of the Agreement and this Schedule 2.

Calculation and Payment of Royalty

2.1 The Royalty shall be:

     (a)  calculated by each  Participant as to its respective share of Royalty.
          and

     (b) calculated and paid on a quarterly basis within 45 days after the end of each quarter of the Operating Year, based on the Gross Sales and Deductions for such quarter which relate to the Participant's share of Mineral Products sold during the quarter.

2.2 The Royalty shall be payable by each Participant as follows:

     (a) each payment of Royalty will be accompanied by an unaudited statement indicating the calculation of the Royalty hereunder in reasonable detail and the Holder will receive, within 3 months of the end of each Operating Year, an annual summary unaudited statement (an "Annual Statement") showing in reasonable detail the calculation of the Royalty for the last completed Operating Year;

                              Schedule 2 -- Page 2

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


     (b) the Holder will have 45 days from the time of receipt of the Annual Statement to question the accuracy thereof in writing and, failing such objection, the Annual Statement will be deemed to be correct and unimpeachable thereafter;

     (c) if the Annual statement is questioned by the Holder, and if such questions cannot be resolved between the Holder and the Participant that prepared the Annual Statement, then the Holder will have 12 months from the time of receipt of the Annual Statement to have it audited, which will initially be at the expense of the Holder;

     (d) the audited Annual Statement will be final and determinative of the calculation of the Royalty for the audited period and will be binding on the Holder and the Participant that prepared the Annual Statement and any overpayment of Royalty will be deducted from future payments of Royalty and any underpayment of Royalty will be paid to the Holder forthwith;

     (e) the costs of the audit will be borne by the Participant that prepared it if the Annual Statement overstated the Royalty payable or understated the Royalty payable by more than 1% and otherwise will be borne by the Holder, and if the party that prepared the Annual Statement is obligated to pay for the audit it will forthwith reimburse the Holder for any of the audit costs which it has paid; and

     (f) the Holder will be entitled to examine, on reasonable notice and during normal business hours, such books and records as are reasonably necessary to verify the payment of the Royalty to it from time to time, provided however that such examination shall not reasonably interfere with or hinder the Participant's operations or procedures.

Inclusion of Income Taxes in Costs

3.1 Notwithstanding anything to the contrary herein contained, if there is any tax ("Tax") on income paid or payable by a Participant by reason of the fact that the Royalty, in whole or in part, is or becomes non-deductible to the Participant for the purposes of calculating its taxable income:

     (a) if the Royalty is not required to be included in determining the taxable income of the Holder, the Participant may deduct from the amount of Royalty otherwise payable by it hereunder, the full amount of the Tax; and

     (b) if the Royalty is in whole or in part required to be included by the Holder in its taxable income, the Participant may deduct from the amount of Royalty otherwise payable by it hereunder, that percentage of such Tax that equals the percentage of the Royalty which is not required to be included by the Holder in its taxable income, in order for the Tax to be shared pro rata by the Participant and the Holder.

Segregation of Royalty

4.1 The determination of Royalty hereunder is based on the premise that production will be developed solely on the Property. Other mining properties may be incorporated with the Property into a single mining project and the metals, ores or concentrates pertaining to each may be blended at the time of mining or at any time thereafter, provided however, that the respective mining properties (including the

                              Schedule 2-- Page 3

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Property) shall bear and have allocated to them their proportionate part of expenditures relating to the bringing of such single mining project into Commercial Production and thereafter operating the same and shall have allocated to them the proportionate part of the revenues realized from such single operation all as determined in accordance with generally accepted accounting principles and from records maintained by the Operator. The Holder shall have the right, during reasonable business hours and upon prior notice to the operator and Participant, to enter upon the mining properties and to inspect the plant and procedures followed with respect to allocations made under this paragraph provided that such entry shall be at the sole risk and cost of the Holder. If the parties disagree on the allocation of actual proceeds received and deductions therefrom, such shall be referred to arbitration in the manner provided in Article 16 of the Agreement and the arbitrator shall have reference first to the Agreement, and then, if necessary, to practices used in mining operations that are of a similar nature. The arbitrator shall be entitled to retain such independent mining consultants and financial advisors as he considers necessary. The decision of the arbitrator shall be final and binding on the parties.

                               END OF SCHEDULE 2

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.



                                   SCHEDULE 3

to an Agreement between Leader Mining International Inc. and Kores Canada Corp. dated as of the /c day of November, 1999.

                             ACCOUNTING PROCEDURES

PART I - GENERAL PROVISIONS

Definitions

1.1 Where used herein:

     "Costs"  means  Expenditures,  Production  Program  Costs and/or  Operating
     Costs;

     "Fixed Assets" means those Assets which consists of plant and equipment acquired for the Operations;

     "Material" means those Assets which consist of materials, equipment and supplies acquired for the Operations;

     "Operations"  means  the  activities   hereunder  in  connection  with  the
     exploration and development of the Property and with the Operation of the Property as a mine;

     "New Price" means the current price of new Material from a reputable supplier from whom the Material is normally available;

     "Non-Operator" means a Participant other than the Operator;

     "Operating Account" has the meaning ascribed to that term in paragraph 2 of these Accounting Procedures;

     "Operation  and  Maintenance"   means  operation  and  maintenance  of  the
     Property, any Mine and the Assets in accordance with the Agreement and applicable Programs, Feasibility Studies and Operating Plans; and

     "Proportionate Share" for any Participant means that percentage which is equal to the Participant's Interest at the relevant time;

and all other defined terms used in this Schedule, which are not defined herein, have the meanings ascribed thereto in the Agreement.

1.2 All books and records and the Joint Account shall be kept in accordance with Canadian generally accepted accounting principles to the extent that such principles are not inconsistent with the provisions of the Agreement and this
Schedule 3.

General Accounting Records

1.3 The Operator will maintain detailed and comprehensive cost accounting records in accordance with these Accounting Procedures, including general ledgers, supporting and subsidiary journals,

                               Schedule 3--Page 2

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


invoices, cheques and other customary documentation, sufficient to provide a record of Costs and periodic statements of financial position (collectively the "Operating Account"). These records will be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records will reflect all obligations, advances and credits of the Participants.

Operating Statements

1.4 The Operator will provide an operating statement to each Non-Operator no more than 45 days after the first day of each month commencing with the month following the Completion Date showing the Non-Operator's Proportionate Share of Costs for the preceding month. Operating statements will include the following:

     (a)  fixed Assets acquired with a value of $50,000 or more per item;

     (b) ordinary charges and credits summarized by appropriate classifications of the nature thereof;

     (c)  other unusual charges and credits, in reasonable detail; and

     (d)  a summarized trial balance for the Joint Operation.

1.5 During the period prior to the Completion Date, the Operator will provide an operating statement showing the Costs incurred under such of items (a), (b), and
(c) above as are applicable and, after the Final Vesting Date, each Participant's Proportionate Share thereof. These statements will be provided at such intervals, if any, as are specified elsewhere in the Agreement or in the absence of such specification, at such intervals as the Operator may decide.

Cash Calls and Payments

1.6 Not less than 15 days prior to the first day of each month the Operator may bill each Non-Operator by way of a Cash Call, in which it will credit or deduct an amount equal to any adjustment in the Costs recorded in any previous month. Not later than the first day of the month to which the advance relates, or, if the first day of the month is not a Business Day, then on the next succeeding day that is a Business Day, each Non-Operator will remit its Proportionate Share of the advance so requested.

1.7 The amount of any Cash Call billed in accordance with paragraph 1.7 may be increased to include a special advance if authorized by the Management Committee or if the Costs for the relevant month are expected by the Operator to exceed the forecast Costs for the month as a result of the acceleration in the incidence of Costs provided for in any Program, Production Program or Operating Plan but previously forecast to arise in a subsequent month.

1.8 Each Non-Operator will pay Cash Calls from the Operator within 15 days after receipt thereof.

1.9 All advances from the parties (including the Operator) will be deposited in the Joint Venture Account maintained pursuant to the Agreement.

                               Schedule 3--Page 3

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.


Unpaid Accounts

1.10 If payment of any Cash Call is not made within the time stipulated in paragraph 4.3 of these Accounting Procedures, then the provisions of paragraphs 7.9, 8.7 and 9.6 of the Agreement, as applicable, will apply.

Right to Protest Cash Calls

1.11 Payment of any Cash Calls will not prejudice the right of Non-Operator to protest or question the correctness thereof. Subject to paragraph 3.6 of the Agreement, all statements rendered to a Non-Operator will conclusively be presumed to be true and correct after 90 days following the end of the calendar year to which the statement relates, unless within the said 90-day period, the Non-Operator takes written exception thereto and makes claim on the Operator for adjustment in accordance with the provisions of paragraph 3.6 of the Agreement mutatis mutandis. The provisions of this paragraph will not prevent adjustments resulting from physical inventory of Material.

Audits

1.12 The Management Committee will appoint auditors to conduct an annual audit of the Joint Operation on a calendar year basis and within 90 days after the end of each calendar year.

1.13 In addition, each Non-Operator, upon notice in writing to the Operator, will have the right to audit the Operator's accounts and records maintained for the Operating Account for any Operating Year within the six month period next following the end of the Operating Year. A request for such an audit will be reasonable so as to minimize administrative problems for the Operator. Any claims of discrepancies disclosed by an audit will be made in writing to the Operator within the nine month period next following the end of the Operating Year. Cost of such an audit will be borne by the requesting Non-Operator.

Records

1.14 The Operator will maintain records of Material in such a manner as to enable an effective reconciliation of any physical inventory with the Operating Account.

Inconsistency with Agreement

1.15 If any of the provisions of this Schedule 3 are inconsistent with the other provisions of the Agreement, then the other provisions of the Agreement will control.

PART II- DIRECT CHARGES

2.1 All Costs paid by the Operator will be for the Operating Account, including but not limited to:

     (a) Maintenance of Mining and Surface Rights: All lease, rental and licensing fees and other similar payments required to maintain the Property.

     (b)  Labour:

          (i) Salaries and wages of the Operator's employees, to the extent that they are engaged in the conduct of Operations at the Property or elsewhere, in an amount calculated by taking the full monthly salary or wage of each employee multiplied by that

                              Schedule 3-- Page 4

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

               fraction which has as its numerator the total time for the month that the employee was directly engaged in the conduct of Operations and as its denominator the total normal working time of the employee for the month, which time shall be less than that used in the numerator;

          (ii) Holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are for the Operating Account as provided under subparagraph 2.1
               (b)(i); and

          (iii)The expenses of employees referred to in subparagraph 2.1(b)(i) paid by the Operator or for which they may be reimbursed in accordance with the Operator's usual expense account practices, including reasonable travel and living expenses.

     (c)Employee Benefits:

          (i)  Compulsory:  Assessments or contributions imposed by governmental
               authority   which  are  applicable  to  salaries  and  wages  for
               employees referred to in subparagraph 2. 1(b)(i).

          (ii) Non-Compulsory: Employer contributions to established plans for employee group life insurance, hospitalization, retirement, savings and other plans of a like nature, applicable to the Operator's employees referred to in subparagraph 2. 1(b)(i) labour for the Operating Account, which will be chargeable at the Operator's actual cost by way of percentage assessment or otherwise.

     (d) Material: Costs of Material purchased or furnished by the Operator for use in the Operations. So far as it is reasonably practicable and consistent with efficient and economical operation, only such Material will be purchased for or transferred to the Property as may be required for the conduct of the Operations.

     (e)  Services:

          (i) Expenditures for services relative to the Operations incurred under contracts entered into by Operator with contractors.

          (ii) Charges for utility and other work and services procured from outside sources including transportation costs of personnel or material.

     (f) Damages and Losses to Assets at the Property: Costs of repair or replacement of Assets or repairs to any Facilities made necessary because of damages or losses incurred by fire, flood, storm, theft, accident or other causes and not covered by insurance proceeds. The Operator will furnish each Non-Operator written notice of damages or losses incurred as soon as practicable after the damage or loss has been discovered.

     (g)  Offices: Costs of operating the office at any mine.

     (h) Litigation, Judgements and Claims: Litigation, discharge of liens, judgements and settlement of claims and other legal costs incurred in conducting the Operations.

                              Schedule 3-- Page 5

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

     (i) Taxes: Taxes, rates, levies and assessments of every kind and nature (exclusive of income taxes and mining taxes based on income).

     (j) Insurance: Premiums paid for insurance required to be carried by the Operator, together with all Costs incurred and paid in settlement of any losses, claims, damages, judgements and other expenses, including legal services, not recovered from an insurer.

     (k) Ecological and Environmental: Requirements, whether statutory or otherwise, relating to the ecology or environment at the Property and costs of related studies.

     (l)  Audit of Outside Services: Costs of audits of contractor services.

     (m) Hearings and Enquiries: All expenses associated with preparation of supporting material for and providing testimony before governmental hearings or boards of enquiry associated with obtaining approvals to start, continue, alter, suspend or discontinue Operations.

     (n) Other Expenditures: Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Operator for the necessary and proper conduct of Operations.

PART III - INDIRECT CHARGES

3.1 The Operator will be entitled to include in Costs a charge for management supervision and corporate administration for which no direct charge is otherwise included in Costs, amounting to those percentages permitted under the Agreement.

3.2 Notwithstanding paragraph 3.1 of these Accounting Procedures, it is hereby declared to be the intention of the parties that by acting as Operator a party should not realize any substantial profits or suffer any losses. The percentage charges for management supervision and corporate administration as set out above will therefore be reviewed annually by the Management Committee and, if proved to be excessive or insufficient, will be adjusted.

PART IV - PRICING OF MATERIAL PURCHASES

Transfers and Dispositions

4.1 The Operator will make proper and timely charges and credits for all Material movements affecting the Property. All sales or other dispositions of Material, the original Cost of which is greater than $50,000 will be subject to approval by the Management Committee. All other disposals of Materials will be at the discretion of the Operator.

Purchases

4.2 Material purchased will be charged at the price paid by the Operator after deduction of all discounts received. Credit for Material returned to vendor will be for the Operating Account when adjustment has been received by the Operator.

Transfers and Dispositions

4.3 New Material furnished to the Property or transferred from the Property by the Operator or any other Participant, unless otherwise agreed to by the Management Committee, will be priced at the cost to

                              Schedule 3-- Page 6

Joint Venture Agreement                     Leader Mining International Inc. and
                                                              Kores Canada Corp.

the Operator or such Participant. Used Material furnished to the Property or transferred from the Property by the Operator or any Participant, will be valued at fair market value.

                               KORES CANADA CORP.
                        c/o Korea Resources Corporation
                            686-48 Shindaebang-Dong
                              Dongjak-Ku, 156-703
                                  Seoul, Korea

November 10th, 1999



Leader Mining International Inc.
Suite 530, 400 Fifth Avenue S.W.
Calgary, Alberta, Canada T2P 0L6

Dear Sirs:

Re: Joint Venture Agreement ("Agreement") dated November 10,1999 between Kores Canada Corp. and Leader Mining International Inc.

In connection with our joint venture pursuant to the Agreement, this will evidence our agreed arrangements with respect to the marketing and sale of certain of the Production from the joint venture property if any of such Property should achieve Commercial Production as contemplated in the Agreement.

If Leader intends from time to time to market and sell in the Republic of Korea any of its share of Production from the Property, then it will first offer to conduct such marketing and sales utilizing Kores as its agent in the Republic of Korea for such purposes. Provided that any commission that Kores then quotes in response to Leader for carrying out such services is competitive in the industry at such time for comparable services and a comparable quantity of mineral products, then Leader will engage Kores as its agent entitled to the commission quoted or as may be otherwise agreed for its services and otherwise on the customary terms and conditions in the industry.

Capitalized terms used herein and not defined herein have the meanings ascribed to those terms in the Agreement.

Please indicate your agreement with the foregoing by signing the duplicate original of this letter in the space indicated below and return it to us.

Yours very truly,

KORES CANADA CORP.



By:/s/Hyun Chul Lee
Hyun Chul Lee, Director



ACKNOWLEDGED and AGREED as of November 10th, 1999

LEADER MINING INTERNATIONAL INC.

By:/s/Jasi Nikhanj
Jasi Nikhanj, President